Exhibit 4.4

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

OF

ZKH GROUP LIMITED

TABLE OF CONTENTS

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on February 24, 2022 by and among:

1.	ZKH Group Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”);

2.	ZKH Holdings Limited, a BVI business company incorporated under the Laws of the British Virgin Islands (the “BVI Company”);

3.	ZKH Hong Kong Limited, a company incorporated under the Laws of Hong Kong (the “HK Company”);

4.	Shanghai Kunshucai Supply Chain Management Co., Ltd. (上海坤数采供应链管理有限公司), a wholly foreign owned enterprise incorporated under the Laws of the PRC (the “WFOE”);

5.	ZKH Industrial Supply Co., Ltd. (震坤行工业超市（上海）有限公司), a company incorporated under the Laws of the PRC (the “Domestic Company”);

6.	Mr. CHEN Long (陈龙), a citizen of the PRC (the “Founder” or the “Actual Controller”), whose ID number is 362322196809080919;

7.	ZKHer Wing Limited, a BVI business company incorporated under the Laws of the British Virgin Islands;

8.	SKY E&S Limited, a BVI business company incorporated under the Laws of the British Virgin Islands;

9.	Roger Yang Limited, a BVI business company incorporated under the Laws of the British Virgin Islands;

10.	Young Bie Limited, a BVI business company incorporated under the Laws of the British Virgin Islands;

11.	GSC ZKH Limited, a BVI business company incorporated under the Laws of the British Virgin Islands;

12.	Loong ZKH Limited, a BVI business company incorporated under the Laws of the British Virgin Islands (the “Loong ZKH”);

13.	Phoenix ZKH Limited, a BVI business company incorporated under the Laws of the British Virgin Islands (the “Phoenix ZKH”);

(Loong ZKH and Phoenix ZKH are referred to collectively herein as the “Founder Holdcos”, and each, a “Founder Holdco”);

14.	Shanghai GBB Industrial Tech Co., Ltd.(上海工邦邦工业技术有限公司), a company incorporated under the Laws of the PRC;

15.	Shenzhen Kuntong Smart Warehousing Technology Co., Ltd. (深圳市坤同智能仓储科技有限公司), a company incorporated under the Laws of the PRC;

16.	Shanghai Kunhe Supply Chain Management Co., Ltd. (上海坤合供应链管理有限公司), a company incorporated under the Laws of the PRC;

17.	Andanda Industrial Technology (Shanghai) Co., Ltd. (安丹达工业技术（上海）有限公司);

18.	Shanghai Airley Industrial Co., Ltd. (上海航利实业有限公司), a company incorporated under the Laws of the PRC;

19.	Shanghai Kunjun Materials and Technology Co., Ltd. (上海坤骏材料科技有限公司), a company incorporated under the Laws of the PRC;

20.	Each of the Persons listed in Part A of Schedule I hereto (collectively, the “Ordinary Shareholders” and each a “Ordinary Shareholder”);

21.	Each of the Persons listed in Part B of Schedule I hereto (the “Series Seed Investor”);

22.	Each of the Persons listed in Part C of Schedule I hereto (collectively, the “Series A Investors” and each a “Series A Investor”);

23.	Each of the Persons listed in Part D of Schedule I hereto (collectively, the “Series A+ Investors” and each a “Series A+ Investor”);

24.	Each of the Persons listed in Part E of Schedule I hereto (collectively, the “Series B Investors” and each a “Series B Investor”);

25.	Each of the Persons listed in Part F of Schedule I hereto (collectively, the “Series B+ Investors” and each a “Series B+ Investor”);

26.	Each of the Persons listed in Part G of Schedule I hereto (collectively, the “Series C-1 Investors” and each a “Series C-1 Investor”);

27.	Each of the Persons listed in Part H of Schedule I hereto (collectively, the “Series C-2 Investors” and each a “Series C-2 Investor”; together with Series C-1 Investors, collectively the “Series C Investors” and each a “Series C Investor”);

28.	Each of the Persons listed in Part I of Schedule I hereto (collectively, the “Series D-1 Investors” and each a “Series D-1 Investor”);

29.	Each of the Persons listed in Part J of Schedule I hereto (the “Series D-2 Investor”; together with Series D-1 Investors, collectively the “Series D Investors” and each a “Series D Investor”); and

30.	Each of the Persons listed in Part K of Schedule I hereto (collectively, the “Series E Investors” and each a “Series E Investor”).

 Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A	The Company, the Founder and the CB Investors have entered into a Convertible Note Subscription Agreement (the “CB Agreement”) dated as of January 29, 2022, pursuant to which the Company has borrowed from the CB Investors, and the CB Investors have extended to the Company, an aggregate principal amount of US$221,834,275 (the “Convertible Loan”) and upon satisfaction of certain conditions set forth in the CB Agreement, the Convertible Loan will be converted into certain number of Series F Preferred Shares of the Company.

B	The Company, the Founder, the Investors (other than the Series F Investors) and certain other parties named therein have entered into a Shareholders Agreement dated as of December 30, 2021 (the “Prior Shareholders Agreement”), which will be replaced and superseded in its entirety by this Agreement.

C	Upon conversion of the Convertible Loan in accordance with the CB Agreement, each CB Investors will execute a Deed of Adherence, substantially in the form attached hereto as Exhibit A, to this Agreement, reflecting that it has become a Party to this Agreement as the Series F Investor.

D	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

ARTICLE 1      DEFINITIONS

1.1.	Definitions

The capitalized terms in this Agreement shall have the meanings ascribed to them in Schedule II attached hereto. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the CB Agreement.

ARTICLE 2      INFORMATION AND INSPECTION RIGHTS

2.1.	Information Rights

The Group Companies shall, and the Actual Controller shall procure the Group Companies to, deliver to each Investor the following documents or reports:

(i)	within ninety (90) days after the end of each fiscal year of the Company, an audited annual consolidated financial statements of the Group Companies as of the end of the fiscal year, audited and certified by the Auditor, all prepared in accordance with U.S. GAAP or IFRS;

(ii)	within forty-five (45) days of the end of each quarter, an unaudited quarterly consolidated financial statements of the Group Companies as of the end of such quarter, all prepared in accordance with U.S. GAAP or IFRS;

(iii)	within thirty (30) days of the end of each month, an unaudited monthly consolidated financial statements of the Group Companies as of the end of such month, all prepared in accordance with U.S. GAAP or IFRS, and key monthly operational data of the Group Companies of such month;

(iv)	a business plan and an annual budget for the forthcoming fiscal year within sixty (60) days after the beginning of such fiscal year;

(v)	within forty-five (45) days of the end of each quarter, a detailed cap table as of the end of such quarter;

(vi)	any information in relation to the contemplated IPO of the Company; and

(vii)	upon request by any Investor, any other information, statistics, transaction and financial data of the Group Company.

The Group Companies and the Actual Controller shall ensure the accuracy of the relevant financial statements and the financial indicators of the Group Companies.

2.2.            Inspection Rights

2.2.1	Each Investor shall have the right to conduct financial audit of the Group Companies each year by itself or through a qualified auditor; provided that, after the Group Companies accept the audit request from an Investor in written form (“Audit Requesting Investor”), for the audit period and until the expiration of six (6) months after the date of issuance of the audit report, the Group Companies will no longer accept any audit request from Investors other than the Audit Requesting Investor; provided, further, that the auditor engaged by the Audit Requesting Investor shall be one of the “Big Four” accounting firms or any other accounting firm jointly recognized by at least three (3) Investor Directors. The Group Companies shall actively cooperate with the auditor and provide requisite materials and resources. The Group Companies shall provide the audit report to each Investor within five (5) Business Days upon receipt of such audit report.

The Warrantors shall ensure that all financial statements are prepared in accordance with the applicable accounting standards. The Warrantors shall also ensure that the audits are performed in accordance with the applicable audit principles and are conducted by a qualified accounting firm jointly recognized by the Actual Controller and the Audit Requesting Investor.

2.2.2	Upon the reasonable request by any Investor and on the premise that such request will not interfere with the normal production and operation of the Group Companies, the Group Companies shall, and the Warrantors shall procure the Group Companies to, provide such Investor with material information regarding the production, operation, compliance, reputation and/or financial management of the Group Companies; the Group Companies shall permit each Investor to, during the normal working hours of the Group Companies, inspect the property, real estate, accounts and books and operating records (including compliance related records), internal policies, of the Group Companies, copy and summarize the relevant documents, discuss the business, finance, compliance, reputation and conditions of the Group Companies with the relevant management of the Group Companies, and consult with the advisors, employees, independent accountants and lawyers of the Group Companies in connection with matters relating to the operations of the Group Companies.

ARTICLE 3      POST-CLOSING COVENANTS AND REDEMPTION

3.1.            IPO Commitment

(i)	The Warrantors acknowledge and warrant that (i) if the Company fails to consummate the Qualified IPO or the Qualified Buyout Event on or prior to December 31, 2024 (the “Target IPO Period”), or (ii) upon the occurrence of any of the Redemption Events set forth in Section 3.2 hereof, the relevant Investors shall have the right to request the Company and/or the Actual Controller (as applicable) to redeem all or any part of the outstanding Preferred Shares held by such Investors in accordance with Section 3.2 of this Agreement.

(ii)	The Actual Controller agrees to procure the Company to consummate the Qualified IPO and do his best to cooperate with the preparation and application for the Qualified IPO of the Company, including making necessary and reasonable supplements and revisions to this Agreement and the Restated M&A of the Company in accordance with the then-effective listing rules and guidance promulgated by the China Securities Regulatory Commission and/or overseas securities regulatory commission where the Company is to be listed and the requirements of the underwriters engaged by the Company in connection with the Qualified IPO.

3.2.            Redemption

(i)	The right of redemption of Series Seed Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series Seed Redemption Event”; collectively the “Series Seed Redemption Events”), the Series Seed Investors (each a “Series Seed Redemption Party”; collectively the “Series Seed Redemption Parties”) shall have the right to request the Actual Controller to redeem all or any part of the outstanding Series Seed Preferred Shares held by such Series Seed Redemption Party; (the “Series Seed Redemption Right”):

(1)	Before the expiration of the Target IPO Period, the Company fails to have a registration statement filed to and accepted by the China Securities Regulatory Commission or the overseas securities regulatory institution or fails to consummate a Qualified Buyout Event;

(2)	The Actual Controller no longer devotes his full time and energy into the Group Companies;

(3)	The Company or the Domestic Company becomes bankrupt, is liquidated or has a receiver/trustee take possession of all or substantially all of its assets;

(4)	Material changes occur to the core business or the controlling shareholder of the Group Companies;

(5)	Without the approval of the Board of Directors of the Group Company, the Actual Controller engages in any Related-party Transaction and the Group Company outside the ordinary course of business, and such Related-party Transaction would cause material adverse impact upon the benefits and interests of the Series Seed Investors; or the Actual Controller seriously violates any laws or regulations;

(6)	The Actual Controller pledges all or any of its Equity Securities of the Group Companies, and the pledgee enforces such pledge over all or any of the Equity Securities held by the Actual Controller in the Group Companies.

(b)	Redemption Price

The redemption price for each of the Series Seed Preferred Shares held by the Series Seed Redemption Parties (the “Series Seed Redemption Price”) shall be calculated in accordance with the following formula:

Series Seed Redemption Price = I* (1+10%*N) + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series Seed Issue Price.

N = a fraction, the numerator of which is the number of calendar days between the Deemed Series Seed Issue Date and the date of redemption and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series Seed Preferred Shares held by the Series Seed Redemption Party.

M = any performance bonus or cash proceeds received from each of the Series Seed Preferred Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies, which are actually received by the Series Seed Redemption Party, during the period from the Deemed Series Seed Issue Date until the date of receipt of the full amount of the Series Seed Redemption Price.

The Parties hereby acknowledge and agree that the Series Seed Redemption Price calculated under this Section 3.2(i)(b) represents the fair market value of the outstanding Series Seed Preferred Shares which the Series Seed Redemption Party proposes to be redeemed.

(ii)	The right of redemption by Series A Investors and Series A+ Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series A Redemption Event”; collectively the “Series A Redemption Events”), each of the Series A Investors and Series A+ Investors (each a “Series A Redemption Party”; collectively the “Series A Redemption Parties”) shall have the right to request the Company and/or the Founder to redeem all of the outstanding Series A Preferred Shares and/or Series A+ Preferred Shares held by such Series A Redemption Parties (the “Series A Redeemed Shares”) and the total amount of the Series A Redemption Price (as defined below) shall be paid in full within one hundred twenty (120) Business Days after the Series A Redemption Parties deliver their request for redemption (the “Series A Redemption Right”):

(1)	Before the expiration of the Target IPO Period, the Company fails to have a registration statement filed to and accepted by the China Securities Regulatory Commission or the overseas securities regulatory institution or fails to consummate a Qualified Buyout Event;

(2)	There is a material issue that prevents the Company from consummating the IPO, and such material issue fails to be resolved before the expiration of the Target IPO Period;

(3)	There is a breach by the Founder of any then-effective provisions of any agreements between the Series A Redemption Parties or their Affiliates and the Founder, which causes material adverse effect upon the normal operation of the Group Companies or causes material losses to the benefits and interests of the Series A Redemption Parties;

If the Series A Redemption Parties request the Founder to redeem all or any part of the outstanding Series A Redeemed Shares, the Founder shall procure the Board of Directors of the Company to vote for such redemption and execute all necessary legal instruments in connection with such redemption.

(b)	Redemption Price

The redemption price for each of the Series A Redeemed Shares held by the Series A Redemption Parties (the “Series A Redemption Price”) shall be calculated in accordance with the following formula:

Series A Redemption Price = I * (1+6%*T) + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series A Issue Price or Deemed Series A+ Issue Price (as applicable).

T = a number, the numerator of which is the number of calendar days between the Deemed Series A Issue Date or Deemed Series A+ Issue Date (as applicable) and the date of receipt by the Series A Redemption Party of the full amount of the Series A Redemption Price and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series A Redeemed Shares held by the Series A Redemption Party.

M = any performance bonus or cash proceeds received from each of the Series A Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies, which are actually received by the Series A Redemption Party, during the period from Deemed Series A Issue Date or Deemed Series A+ Issue Date (as applicable) until the date of receipt by the Series A Redemption Party of the full amount of the Series A Redemption Price.

The Parties hereby acknowledge and agree that the Series A Redemption Price calculated under this Section 3.2 (ii)(b) represents the fair market value of the outstanding Series A Redeemed Shares which the Series A Redemption Party proposes to be redeemed.

(iii)	The right of redemption by Series B Investors, Series B+ Investors and Series C Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following events (each a “Series BC Redemption Event”; collectively the “Series BC Redemption Events”), each of the Series B Investors, Series B+ Investors and Series C Investors (each a “Series BC Redemption Party”; collectively the “Series BC Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series BC Repurchaser”; collectively the “Series BC Repurchasers”) to redeem all or any part of the outstanding Series B Preferred Shares and/or Series B+ Preferred Shares and/or Series C Preferred Shares held by such Series BC Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receiving such written notice to review and approve the IPO-related matters, and if the Series BC Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, which results in the failure of the Company to launch the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to receive any written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series BC Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) any shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series BC Redemption Parties;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of any act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Group Companies (including without limitation termination of the employment between the Actual Controller and the Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series BC Redemption Parties;

(9)	Without the approval by the Board of the Group Company, the Group Company enters into a Related-party Transaction outside the ordinary course of business of the Group Company, or the Group Company provides guarantee for any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series BC Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan during the listing process, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series BC Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after the Series BC Redemption Party delivers a written notice on the breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations.

(b)	Redemption Method

At any time after the occurrence of any of the Series BC Redemption Events, the Series BC Redemption Party may deliver a written notice to the Actual Controller (the “Series BC Redemption Notice”), requesting any of the Series BC Repurchasers to redeem all or any of the outstanding Series B Preferred Shares and/or Series B+ Preferred Shares and/or Series C Preferred Shares held by such Series BC Redemption Party (the “Series BC Redeemed Shares”) at the Series BC Redemption Price (as defined below) (the “Series BC Redemption Right”). The Series BC Repurchasers shall redeem all of the Series BC Redeemed Shares held by the Series BC Redemption Parties and pay the full amount of the Series BC Redemption Price within three (3) months after receipt of the Series BC Redemption Notice (regardless of whether the registration and/or filing with the relevant Government Authorities has been completed in respect of such redemption or repurchase, to the extent such registration and/or filing is required under applicable laws). If the Series BC Redemption Parties request the Company to redeem the Series BC Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company for a period of two (2) years after the delivery of the Series BC Redemption Notice by the Series BC Redemption Parties; if the Series BC Redemption Parties request the Founder to redeem the Series BC Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder for a period of two (2) years after the delivery of the Series BC Redemption Notice by the Series BC Redemption Parties.

The other Shareholders of the Company hereby agree to unconditionally take any necessary measures and actions for exercise of the Series BC Redemption Right under this Section 3.2(iii).

(c)	Redemption Price

The redemption price for each of the Series BC Redeemed Shares held by the Series BC Redemption Parties (the “Series BC Redemption Price”) shall be calculated in accordance with the following formula:

Series BC Redemption Price = I * (1+8% or 6%*T) + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series B Issue Price, or Deemed Series B+ Issue Price, Deemed Series C Issue Price (as applicable).

6% is applicable to Series B Investors and Series B+ Investors; 8% is applicable to Series C Investors.

T = a number, the numerator of which is the number of calendar days between the Deemed Series B Issue Date, Deemed Series B+ Issue Date, or Deemed Series C Issue Date (as applicable) and the date of receipt by the Series BC Redemption Party of the full amount of the Series BC Redemption Price and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series BC Redeemed Shares held by the Series BC Redemption Party.

M = any performance bonus and cash proceeds received from each of the Series BC Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies due to the occurrence of the Series BC Redemption Events, which are actually received by the Series BC Redemption Party, during the period from the Deemed Series B Issue Date, Deemed Series B+ Issue Date, or Deemed Series C Issue Date (as applicable) until the date of receipt by the Series BC Redemption Party of the full amount of the Series BC Redemption Price. For the avoidance of doubt, only if the Series BC Redemption Event is the cause of action that triggers the compensation or indemnification from the Founder or the Group Companies, such compensation or indemnification to the Series BC Redemption Party should be included in M.

The Parties hereby acknowledge and agree that the Series BC Redemption Price calculated under this Section 3.2(iii) represents the fair market value of the Series BC Redeemed Shares which the Series BC Redemption Party proposes to be redeemed.

(iv)	The right of redemption by Series D Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series D Redemption Event”; collectively the “Series D Redemption Events”), each of the Series D Investors (each a “Series D Redemption Party”; collectively the “Series D Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series D Repurchaser”; collectively the “Series D Repurchasers”) to redeem all or any of the outstanding Series D Preferred Shares held by such Series D Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receipt of the written notice to review and approve the IPO-related matters, and if the Series D Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, resulting in the failure for the Company to launch the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to obtain the written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series D Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) the shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series D Redemption Parties;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of the act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Company (including without limitation termination of the employment between the Actual Controller and the Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series D Redemption Parties;

(9)	Without the approval by the Board of the Group Company, the Group Company enters into a Related-party Transaction outside the ordinary course of business of the Group Company, or the Group Company provides guarantee for any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series D Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan in the listing process, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series D Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after the Series D Redemption Party delivers a written notice on the breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations;

(14)	Any of the Series E Redemption Events (as defined below), Series BC Redemption Events, Series A Redemption Events or Series Seed Redemption Events occur, to the extent that such event is not listed under this Section 3.2(iv).

(b)	Redemption Method

At any time after the occurrence of any of the Series D Redemption Events, any of the Series D Redemption Parties may deliver a written notice to the Actual Controller (the “Series D Redemption Notice”), requesting any of the Series D Repurchasers to redeem all or any of the outstanding Series D Preferred Shares held by such Series D Redemption Party (the “Series D Redeemed Shares”) at the Series D Redemption Price (as defined below) (the “Series D Redemption Right”). The Series D Repurchasers shall redeem all of the Series D Redeemed Shares that the Series D Redemption Parties propose to be redeemed and pay the full amount of the Series D Redemption Price within two (2) months after receipt of the Series D Redemption Notice (regardless of whether the registration and/or filing with the relevant Government Authorities has been completed in respect of such redemption, to the extent such registration and/or filing is required under applicable laws). If the Series D Redemption Parties request the Company to redeem the Series D Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company; if the Series D Redemption Parties request the Founder to redeem the Series D Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder.

The other Shareholders of the Company hereby agree to unconditionally take any necessary measures and actions for exercise of the Series D Redemption Right under this Section 3.2(iv).

(c)	Redemption Price

The redemption price for each of the Series D Redeemed Shares held by the Series D Redemption Parties (the “Series D Redemption Price”) shall be calculated in accordance with the following formula:

Series D Redemption Price = I * (1+8%)N + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series D Issue Price.

N = a number, the numerator of which is the number of calendar days between the Deemed Series D Issue Date and the date of receipt by the Series D Redemption Party of the full amount of the Series D Redemption Price and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series D Redeemed Shares held by the Series D Redemption Party.

M = any cash proceeds received from each of the Series D Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies due to the occurrence of the Series D Redemption Events, which are actually received by the Series D Redemption Party, during the period from the Deemed Series D Issue Date until the date of receipt by the Series D Redemption Party of the full amount of the Series D Redemption Price. For the avoidance of doubt, only if the Series D Redemption Event is the cause of action that triggers the compensation or indemnification from the Founder or the Group Companies, such compensation or indemnification to the Series D Redemption Party should be include in M.

The Parties hereby acknowledge and agree that the Series D Redemption Price calculated under this Section 3.2 (iv) represents the fair market value of the outstanding Series D Redeemed Shares which the Series D Redemption Party proposes to be redeemed.

(v)	The right of redemption by Series E Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series E Redemption Event”; collectively the “Series E Redemption Events”), each of the Series E Investors (each a “Series E Redemption Party”; collectively the “Series E Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series E Repurchaser”; collectively the “Series E Repurchasers”) to redeem all or any of the outstanding Series E Preferred Shares held by such Series E Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receipt of the written notice to review and approve the IPO-related matters, and if any Series E Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, which results in the failure for the Company to launch the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to obtain the written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series E Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) the shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series E Redemption Parties in writing;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of the act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Group Company (including without limitation termination of the employment between the Actual Controller with the Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series E Redemption Parties in writing;

(9)	Without the approval by the Board of the Group Company, any Group Company enters into a Related-party Transaction with its Affiliate outside the ordinary course of business of such Group Company, or any Group Company provides guarantee for any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series E Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan in the listing process, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series E Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after any Series E Redemption Party delivers a written notice on the breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations;

(14)	Any of the Series D Redemption Events, Series BC Redemption Events, Series A Redemption Events or Series Seed Redemption Events occur, to the extent that such event is not listed under this Section 3.2(v).

(b)	Redemption Method

At any time after the occurrence of any of the Series E Redemption Events, any of the Series E Redemption Parties may deliver a written notice to any of the Series E Repurchasers (the “Series E Redemption Notice”), requesting such Series E Repurchasers to redeem all or any of the outstanding Series E Preferred Shares held by such Series E Redemption Party (the “Series E Redeemed Shares”) at the Series E Redemption Price (as defined below) (the “Series E Redemption Right”). The Series E Repurchasers shall redeem all of the Series E Redeemed Shares that the Series E Redemption Parties propose to be redeemed and pay the full amount of the Series E Redemption Price within three (3) months after receipt of the Series E Redemption Notice (regardless of whether the registration and/or filing with the relevant Government Authorities has been completed in respect of such redemption, to the extent such registration and/or filing is required under applicable laws). If the Series E Redemption Parties request the Company to redeem the Series E Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company; if the Series E Redemption Parties request the Founder to redeem the Series E Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder.

The other Shareholders of the Company hereby agree to unconditionally take any measures and actions to facilitate the redemption under this Section 3.2(v).

(c)	Redemption Price

The redemption price for each of the Series E Redeemed Shares held by the Series E Redemption Parties (the “Series E Redemption Price”) shall be calculated in accordance with the following formula:

Series E Redemption Price = I * (1+8%) N+A-M

For purposes of the foregoing formula, the following definitions shall apply,

I = Deemed Series E Issue Price.

N = a number, the numerator of which is the number of calendar days between the Deemed Series E Issue Date and the date of receipt by the Series E Redemption Party of the full amount of the Series E Redemption Price and the denominator of which is 365.

A = any dividends declared but unpaid for each of the Series E Redeemed Shares held by the Series E Redemption Party.

M = any cash proceeds received from each of the Series E Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds received from the Founder and the Group Companies due to the occurrence of the Series E Redemption Events (if any), which are actually received by the Series E Redemption Party, during the consecutive period from the Deemed Series E Issue Date until the date of receipt by the Series E Redemption Party of the full amount of the Series E Redemption Price. For the avoidance of doubt, only if the Series E Redemption Price is the same cause of action that triggers the compensation or indemnification from the Company and the Founder to the Series E Redemption Party, such compensation or indemnification should be included in M.

The Parties hereby acknowledge and agree that the Series E Redemption Price calculated under this Section 3.2(v) represents the fair market value of the outstanding Series E Redeemed Shares which the Series E Redemption Party proposes to be redeemed.

The other Shareholders of the Company hereby agree to unconditionally take any necessary measures and actions for exercise of the Series E Redemption Right under this Section 3.2(v).

(vi)	The right of redemption by Series F Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series F Redemption Event”; collectively the “Series F Redemption Events”), each of the Series F Investors (each a “Series F Redemption Party”; collectively the “Series F Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series F Repurchaser”; collectively the “Series F Repurchasers”) to redeem all or any of the outstanding Series F Preferred Shares held by such Series F Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receipt of the written notice to review and approve the IPO-related matters, and if, although any Series F Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, which results in the failure for the Company to consummate the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to obtain the written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series F Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) the shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series F Redemption Parties in writing;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of an act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Group Company (including without limitation termination of the employment between the Actual Controller with the given Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series F Redemption Parties in writing;

(9)	Without the approval by the Board of the Group Company, any Group Company enters into a Related-party Transaction with its Affiliate outside the ordinary course of business of such Group Company, or any Group Company provides guarantee in favor of any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series F Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan in the process for application of an IPO, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series F Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after any Series F Redemption Party delivers a written notice requesting correction of such breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations; and

(14)	Any of the Series E Redemption Events, Series D Redemption Events, Series BC Redemption Events, Series A Redemption Events or Series Seed Redemption Events occur, to the extent that such event is not listed under this Section 3.2(vi).

(b)	Redemption Method

At any time after the occurrence of any of the Series F Redemption Events, any of the Series F Redemption Parties may deliver a written notice to any of the Series F Repurchasers (the “Series F Redemption Notice”), requesting such Series F Repurchasers to redeem all or any of the outstanding Series F Preferred Shares held by such Series F Redemption Party (the “Series F Redeemed Shares”) at the Series F Redemption Price (as defined below) (the “Series F Redemption Right”). The Series F Repurchasers shall redeem all of the Series F Redeemed Shares that the Series F Redemption Parties propose to be redeemed and pay the full amount of the Series F Redemption Price within three (3) months after receipt of the Series F Redemption Notice. If the Series F Redemption Parties request the Company to redeem any Series F Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company; if the Series F Redemption Parties request the Founder to redeem the Series F Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder.

The other Shareholders of the Company hereby agree to unconditionally take any measures and actions to facilitate the redemption under this Section 3.2(vi).

(c)	Redemption Price

With respect to each Series F Preferred Share, the redemption price (the “Series F Redemption Price”) shall be the sum of (i) the Series F Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), (ii) an interest at the compound interest rate of 8% per annum accrued thereon calculating from the Deemed Series F Issue Date to the date of the full payment of the Series F Redemption Price, and (iii) all dividends declared and unpaid with respect thereto per Series F Preferred Share then held by the Series F Redemption Party, less any cash proceeds received from each of the Series F Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds received from the Founder and the Group Companies due to the occurrence of the Series F Redemption Events (if any), which are actually received by the Series F Redemption Party, during the consecutive period from the Deemed Series F Issue Date until the date of receipt by the Series F Redemption Party of the full amount of the Series F Redemption Price. For the avoidance of doubt, only if the Series F Redemption Price is the same cause of action that triggers the compensation or indemnification from the Company and the Founder to the Series F Redemption Party, such compensation or indemnification should be deducted from the Series F Redemption Price.

(vii)	If any Shareholders which have the right of redemption (the “Redemption Right Holders”) request to exercise the right of redemption (including without limitation Series Seed Redemption Right, Series A Redemption Right, Series BC Redemption Right, Series D Redemption Right, Series E Redemption Right and Series F Redemption Right), the Company and the Actual Controller shall, within one (1) Business Day after receipt of such request by the Redemption Right Holders to exercise their right of redemption, notify the Series B Investors, the Series B+ Investors, the Series C Investors, the Series D Investors, the Series E Investors and the Series F Investors, in each case, which may elect to exercise their right of redemption in accordance with the relevant provisions of this Agreement.

(viii)	Payment of Redemption Price

The Parties agree that, on the applicable date of the redemption (the “Redemption Date”), the redemption payment shall be made to the Investors as follows:

(a)	The assets or funds of the Group Companies and/or the Founder, as applicable, (the “Repurchaser”) which are legally available on the applicable Redemption Date shall be first used to pay the Series F Redemption Price due on the applicable Redemption Date on the Series F Preferred Shares under Section 3.2(vi). If the assets or funds of the Repurchaser which are legally available on the applicable Redemption Date are insufficient to pay the full amount of the Series F Redemption Price, those assets or funds shall be used to pay the Series F Redemption Price on the Series F Preferred Shares, pari passu with each other, in proportion to the full amount to which Series F Investor would otherwise be respectively entitled under Section 3.2(vi). Series F Investors shall have the right to request the un-redeemed Series F Preferred Shares to be redeemed as soon as possible when the Repurchaser has sufficient funds to pay the full amount of the Series F Redemption Price for each un-redeemed Series F Preferred Shares. The un-redeemed Series F Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Series F Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Series F Preferred Shares.

(b)	After the full payment of the Series F Redemption Price, the remaining assets or funds of the Repurchaser which are legally available on the applicable Redemption Date shall be used to pay the Series E Redemption Price due on such Redemption Date. If the assets or funds of the Repurchaser are insufficient to pay the full amount of the Series E Redemption Price, those assets or funds shall be used to pay the Series E Redemption Price on the Series E Preferred Shares, pari passu with each other, in proportion to the full amount to which Series E Investor would otherwise be respectively entitled under Section 3.2(v). Series E Investors shall have the right to request the un-redeemed Series E Preferred Shares to be redeemed as soon as possible when the Repurchaser has the funds in the future. The un- redeemed Series E Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Series E Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Series E Preferred Shares.

(c)	After the full payment of the Series F Redemption Price and the Series E Redemption Price, the remaining assets or funds of the Repurchaser which are legally available on the applicable Redemption Date shall be used to pay the Series D Redemption Price due on such Redemption Date. If the assets or funds of the Repurchaser are insufficient to pay the full amount of the Series D Redemption Price, those assets or funds shall be used to pay the Series D Redemption Price on the Series D Preferred Shares, pari passu with each other, in proportion to the full amounts to which the Series D Investor would otherwise be respectively entitled under Section 3.2(iv). Series D Investors shall have the right to request the un-redeemed Series D Preferred Shares to be redeemed as soon as possible when the Repurchaser has the funds in the future. The un-redeemed Series D Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Series D Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Series D Preferred Shares.

(d)	After the full payment of the Series F Redemption Price, the Series E Redemption Price and the Series D Redemption Price, the remaining assets or funds of the Repurchaser which are legally available on the applicable Redemption Date shall be used to pay the Redemption Price for the other Redemption Right Holders due on such Redemption Date. If the assets or funds of the Repurchaser are insufficient to pay the full amount of the Redemption Price for the other Redemption Right Holders, those assets or funds shall be used to pay the Redemption Price for the other series of Preferred Shares, pari passu with each other, in proportion to the full amounts to which the other Redemption Right Holders would otherwise be respectively entitled under the relevant provision of Section 3.2. The other Redemption Right Holders shall have the right to request the un-redeemed Preferred Shares to be redeemed as soon as possible when the Repurchaser has the funds in the future. The un-redeemed Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Preferred Shares.

(ix)	Obligation of Cooperation

After the Redemption Right Holder issues the relevant redemption notice to the Repurchaser, each Repurchaser shall, with all its efforts and in a timely manner, take any or all of the following actions to ensure that the Redemption Right Holder is able to exercise its right of redemption under this Section 3.2:

(a)	to execute the relevant agreements and documents with the relevant Redemption Right Holder as soon as possible;

(b)	to actively raise funds (including but not limited to sale of assets, distribution of dividends, liquidation or other methods) to pay the relevant Redemption Price;

(c)	to take all steps necessary and/or reasonably requested by the Redemption Right Holder (including but not limited to granting consents, adopting resolutions, signing or amending other relevant documents and/or urging the Company and its appointed directors to take the same action); and

(d)	to take all necessary measures to assist the Company in completing the capital reduction procedures and registering and filing with the relevant Governmental Authorities (if necessary), and execute all documents or applications to be submitted to the relevant Governmental Authorities during the implementation of the foregoing.

After the Redemption Right Holder delivers the redemption notice to the Repurchaser, the Redemption Right Holder shall cooperate with the Repurchaser to perform the redemption procedures, including to sign any relevant documents and to take any necessary measures. If the Repurchaser fails to pay the relevant Repurchase Price due to any reasons attributable to the Redemption Right Holder, it shall not be deemed as a breach by the Repurchaser and the Repurchaser shall not be liable.

3.3.	Other Post-Closing Covenant

If, on or prior to the date of this Agreement, any Shareholder of the Company is granted any privileges and/or rights under any agreements other than the Transaction Documents, the Series B Investors, the Series B+ Investors, the Series C Investors, the Series D Investors, the Series E Investors and the Series F Investors shall automatically be granted the same privileges and/or rights pari passu with such Shareholder of the Company.

3.4.	ESOP Expansion

The Parties hereby agree that, as soon as practicable and in no event later than one month after the Conversion Date (as defined in the Notes), the Company shall have reserved for the ESOP an additional number of 176,086,067 Ordinary Shares, after the completion of which the total number of Ordinary Shares reserved for ESOP shall be equal to 512,273,667 (“ESOP Expansion”), provided that such ESOP Expansion shall require the Shareholders Level Approval.

ARTICLE 4      SPECIAL ARRANGEMENTS

4.1.	Conversion Rights

4.1.1	Conversion Price. Each Preferred Share shall be convertible, at the option of the holder thereof, without the payment of any additional consideration, into such number of fully paid and non-assessable Ordinary Shares equivalent to the quotient of the applicable Deemed Issue Price divided by the then effective conversion price (the “Conversion Price”), which shall initially be such Deemed Issue Price, and shall be adjusted from time to time as provided below in Section 4.1.5, resulting in an initial conversion ratio for Preferred Shares of 1:1, and shall be subject to adjustment based on adjustments of the Conversion Price as set forth below.

4.1.2	Optional Conversion. Subject to applicable Laws and the Restated M&A of the Company, any Preferred Share may, at the option of the Preferred Shareholder thereof, be converted at any time after the date of issuance of such Preferred Shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price. Any conversion pursuant to this Section 4.1.2 shall be referred to as an “Optional Conversion”.

4.1.3	Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the Qualified IPO. Any conversion pursuant to this Section 4.1.3 shall be referred to as an “Automatic Conversion”.

4.1.4	Conversion Mechanism. The conversion hereunder of any applicable Preferred Share shall be effected in the following manner:

(i)	Except as provided in Section 4.1.4(ii) and Section 4.1.4(iii) below, before any Preferred Shareholder shall be entitled to convert the same into Ordinary Shares, such Preferred Shareholder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such Preferred Shareholder of applicable Preferred Shares, or to the nominee(s) of such Preferred Shareholder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the register of members of the Company shall be updated accordingly to reflect the same, and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

(ii)	If the conversion is in connection with an IPO of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(iii)	Upon the occurrence of an event of Automatic Conversion, all Preferred Shareholders to be automatically converted will be given at least ten (10) days' prior written notice of the date fixed (which date shall in the case of an IPO be the latest practicable date immediately prior to the closing of the IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Section 4.1.4. On or before the date fixed for conversion, each Preferred Shareholder shall surrender the applicable certificate(s) (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such Shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion and update its register of members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificates on or prior to such date.

(iv)	The Company may effect the conversion of Preferred Shares in any manner available under applicable Laws, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

4.1.5	Adjustment of the Conversion Price. The Conversion Price shall be adjusted and readjusted from time to time as provided below:

(i)	Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision with respect to each Preferred Share shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination with respect to each Preferred Share shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)	Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of Ordinary Shareholders entitled to receive) a dividend or other distribution to the Ordinary Shareholders payable in additional Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)	Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Section 4.6(ii)), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(iv)	Adjustments to Conversion Price for Dilutive Issuance.

(1)	Definition. For the purpose of this Section 4.1.5(iv), the following definitions shall apply:

(a)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(b)	“Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, including the Convertible Loan.

(c)	“New Securities” shall mean any Ordinary Shares issued (or, pursuant to Section 4.1.5(iv)(3) below, deemed to be issued) by the Company after the relevant Deemed Issue Date, other than the following Ordinary Shares, and Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities:

1)	any Ordinary Shares issued as a dividend or distribution on the Preferred Shares;

2)	any Ordinary Shares issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP duly approved in accordance with this Agreement and the Restated M&A;

3)	any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares;

4)	any Ordinary Shares issued in connection with any share split, share dividend, reclassification or other distribution;

5)	any Ordinary Shares issued under this Section 4.1.5;

6)	any Ordinary Shares issued pursuant to the Qualified IPO;

7)	any Ordinary Shares issued pursuant to the bona fide acquisition of another corporation or entity by the Company, by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, as duly approved in accordance with this Agreement and the Restated M&A;

8)	any Ordinary Shares issued or deemed issued pursuant to the conversion of the Convertible Loan.

(2)	No Adjustment of Conversion Price. No adjustment in the Conversion Price with respect to any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Section 4.1.5(iv)(5) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Conversion Price in effect immediately prior to such issuance, as provided for by Section 4.1.5(iv)(4). No adjustment or readjustment in the Conversion Price with respect to any Preferred Share otherwise required by this Section 4.1.5 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(3)	Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the relevant Deemed Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(i)	no further adjustment in the Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)	no readjustment pursuant to Section 4.1.5(iv)(3)(ii) shall have the effect of increasing the then effective Conversion Price with respect to any Preferred Share to an amount which exceeds the Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Section 4.1.5(iv)(3)(ii) been made;

(iv)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

a	in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

b	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 4.1.5(iv)(5)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any Preferred Share which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price with respect to such Preferred Share shall be adjusted pursuant to this Section 4.1.5(iv)(3) as of the actual date of their issuance.

(4)	Adjustment of the Conversion Price upon Issuance of New Securities. In the event of any issuance of New Securities, without consideration or for a consideration per Ordinary Share received by the Company less than the applicable Conversion Price for any series of Preferred Shares in effect immediately prior to such issuance, then and in such event, the applicable Conversion Price for such series of Preferred Shares shall be reduced, concurrently with such issue, to a price determined as set forth below:

P2 = P1 * (A + B) ÷ (A + C).

For the purpose of the foregoing formula, the following definitions shall apply:

“P2” shall mean the Conversion Price in effect immediately after such issuance of New Securities;

“P1” shall mean the Conversion Price in effect immediately prior to such issuance of New Securities;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issuance of New Securities on a fully-diluted and as-converted basis (treating for this purpose as outstanding all shares of Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to P1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by P1); and

“C” shall mean the number of New Securities issued in such transaction.

(5)	Determination of Consideration. For purposes of this Section 4.1.5(iv), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)	Cash and Property. Such consideration shall:

a)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

b)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

c)	in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in Section 4.1.5(i) and Section 4.1.5(ii) above, as reasonably determined in good faith by the Board of Directors.

(ii)	Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Section 4.1.5(iv)(3) hereof relating to Options and Convertible Securities, shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (b) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(v)	Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4.1.5 are not strictly applicable, but the failure to make any adjustment to the Conversion Price with respect to any Preferred Share, would not fairly protect the conversion rights of the Preferred Shareholders in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4.1.5, necessary to preserve, without dilution, the conversion rights of the Preferred Shareholders.

(vi)	No Impairment. The Company will not, by amendment of the Restated M&A or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.1 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the Preferred Shareholders against impairment.

(vii)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the Preferred Shareholders, the Company and its Shareholders will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(viii)	Indemnification. The Company and the Actual Controller shall jointly and severally reimburse the Investors against any subscription price paid by such Investors due to the adjustment of the Conversion Price in accordance with Section 4.1.5. The Company will pay all taxes that may be imposed upon the Investors due to the adjustment of the Conversion Price in accordance with Section 4.1.5.

4.2.	Preemptive Right

(i)	In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give each of the Investors written notice of its intention to issue New Securities (the “First Participation Notice”), describing the following: (i) the number and type of New Securities, (ii) the price and the general terms upon which the Company proposes to issue such New Securities, (iii) the identity of the third party to which the Company proposes to issue such New Securities; and (iv) other matters relating to the New Securities. Each Investor shall have the right (but no obligation) to, within thirty (30) days from the date of receipt of any such First Participation Notice, purchase up to such Investor’s Pro Rata Share of such New Securities upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share) (the “Preemptive Rights”). If any Investor fails to so respond in writing within such thirty (30) day period, then such Investor’s right to purchase its Pro Rata Share of such New Securities hereunder shall be forfeited, but such Investor shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)	If any Investor fails or declines to exercise its Preemptive Rights or does not exercise its Preemptive Rights in full in accordance with Section 4.2(i) above, the Company shall promptly give written notice (the “Second Participation Notice”) to other Investors who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with Section 4.2(i) above, describing the following: (i) the number of the remaining New Securities available for oversubscription and (ii) the list of Oversubscription Participants. Each Oversubscription Participant shall have the right (but no obligation) to, within ten (10) days from the date of the Second Participation Notice (the “Second Participation Period”, together with the First Participation Period, the “Participation Period”), notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares on an as-converted basis held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares on an as-converted basis held by all the Oversubscription Participants.

(iii)	If any change is made to the terms or conditions specified in the First Participation Notice, or if the Company has not consummated the sale of such New Securities within ninety (90) day period after the expiration of the Participation Period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 4.2.

(iv)	Notwithstanding anything to the contrary in this Agreement, and subject to the Applicable Securities Law, the Company will grant and issue an option to each Series F Investor, each Investor whose appointee remains a director of the Board, each Investor whose appointee remains an Observer and each Investor that holds 5% or more of the total issued shares of the Company immediately prior to the completion of the IPO (each such Investor, a “Major Investor”), pursuant to which each such Major Investor and/or its respective designated Affiliate is entitled to, as a cornerstone investor or as a placee of the IPO, purchase its Pro Rata Share of the Ordinary Shares (or securities of the Company representing the Ordinary Shares) to be offered by the Company for sale in the IPO at the same offering price per share at which the securities offered in the IPO are being offered to the public (the “IPO Anti-dilution Right”). All shares of the Company held by an Investor and its Affiliates shall be aggregated together for the purpose of determining the availability of the IPO Anti-dilution Right for such Investor under this Section 4.2(iv). Each Major Investor shall have the right to elect to terminate its IPO Anti-dilution Right under this Section 4.2(iv) immediately before the Company files an A-1 Listing Application in connection with an IPO on Hong Kong Stock Exchange. Notwithstanding anything to the contrary in this Agreement, for purpose of this Section 4.2(iv), “Pro Rata Share” of a Major Investor shall mean the ratio of (a) the number of Ordinary Shares on an as-converted basis held by such Investor, to (b) the total number of Ordinary Shares on an as-converted basis held by all Shareholders immediately prior to the completion of the IPO.

4.3.	Restriction on Transfers

(i)	At any time prior to a Qualified IPO or a Qualified Buyout Event (the “Restriction Period”), without the prior written consent of each Investor holding shares of the Company and unless otherwise set forth in this Agreement or under other Transaction Documents, the Actual Controller shall not directly or indirectly assign, sell, transfer, grant, pledge, hypothecate, mortgage, encumber or otherwise dispose of any Equity Securities held by the Actual Controller in the Company to any Person. For the avoidance of doubt, “any Equity Securities held by the Actual Controller” referred to in the foregoing provision shall include any shares held by the Actual Controller in the Company, directly or indirectly through another Person (including the Founder Holdcos) in whatever manner. Notwithstanding the foregoing, the transfer restrictions contained in this Section 4.3 shall not apply to any transfer of shares from the Actual Controller to any Investor as a result of adjustments of conversion price set forth under Section 4.1.5 (Adjustment of the Conversion Price).

(ii)	The Parties agree that, within the Restriction Period, without the prior written consents of at least three (3) Investor Directors, Mr. LI Junyu and the ESOP SPVs shall not directly or indirectly, assign, sell, transfer, grant, pledge, hypothecate, mortgage, encumber or otherwise dispose of any Equity Securities held by Mr. LI Junyu or any of the ESOP SPVs in the Company or any interest therein to any third party. For the avoidance of doubt, “any Equity Securities held by Mr. LI Junyu or any of the ESOP SPVs” referred to in the foregoing provision shall include any shares held by Mr. LI Junyu or any of the ESOP SPVs in the Company, directly or indirectly through another Person in whatever manner.

(iii)	Within the term of this Agreement, without the prior written consent of the Company, none of the Shareholders shall assign, transfer, pledge or otherwise encumber any Equity Securities held by it in the Company to any of the Company’s Competitors or any other third party that, pursuant to the applicable rules of the relevant stock exchange on which the IPO is proposed to occur (e.g., Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ or such other reputable stock exchanges, as applicable), may directly cause any material adverse effect upon, or the failure of, the IPO of the Company. If any share transfer as contemplated by the Investor involves trading on an asset exchange in accordance with relevant laws and regulations on state-owned assets transaction, such Investor shall consult with the Company and the Actual Controller in advance on such share transfer and, to the extent permitted by the relevant laws and regulations on state-owned assets transactions and requirements of state-owned assets supervision and administration authorities, the relevant parties shall use reasonable efforts to effect such share transfer in accordance with this Agreement. The Company may amend the List of Company’s Competitors on a quarterly basis, provided that (i) the List of the Company’s Competitors as amended by the Company shall be approved by three (3) or more Investor Directors; (ii) the number of the Company’s Competitors on the List as amended by the Company shall not exceed the number of the Company’s Competitors set forth in Schedule III; (iii) in no event shall the Company’s Competitors include Tencent Holdings Limited or any of its directly or indirectly controlled Affiliates; and (iv) the Company shall notify each Shareholder of the Company of the List of the Company’s Competitors immediately after such List is amended by the Company.

(iv)	So long as Tencent holds 197,441,300 or more Series D-1 Preferred Shares (as adjusted in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series D-1 Preferred Shares), which represents fifty percent (50%) or more of the total number of the outstanding Series D-1 Preferred Shares acquired by it, Tencent shall have the unilateral right to amend the List of Restricted Parties, provided that such amendment to the List of Restricted Parties shall be made by Tencent only once a year in January of such year; and in no event shall the total number of the Restricted Parties set forth in the List of Restricted Parties set forth in Schedule IV exceed four; provided that each Person, any of the Affiliates of such Person and any other entity in which such Person owns, directly or indirectly, 20% or more of the registered capital, voting rights, equity or decision-making power shall be deemed as one Restricted Party; provided further that the following shall also apply:

(a)	Without the prior written consent of Tencent, none of the Company and Shareholders shall approve or consent to any subscription or holding by any Restricted Party of any Equity Securities in the Company (except for the holding of the shares of the Company in accordance with Section 4.3(iv)(b) hereof), and any Shareholder of the Company shall ensure that the director appointed by it shall not approve or consent to any subscription or holding by any Restricted Party of any shares, equity interests, stocks, or convertible securities or bonds in the Company (except for the holding of the shares of the Company in accordance with Section 4.3(iv)(b) hereof). If the share transfer as contemplated by the Investor involves trading on an asset exchange in accordance with relevant laws and regulations on state-owned assets transaction, such Investor shall consult with the Company and the Actual Controller in advance on such share transfer and, to the extent permitted by the relevant laws and regulations on state-owned assets transactions and relevant requirements of state-owned assets supervision and administration authorities, the relevant parties shall use reasonable efforts to effect such share transfer in accordance with this Agreement.

(b)	If any Shareholder of the Company other than Tencent (the “Selling Shareholder”) proposes to transfer all or any part of the shares of the Company held by such Selling Shareholder to any Restricted Party, Tencent shall have the right of first refusal to purchase all of such shares of the Company to be transferred by the Selling Shareholder on the same terms and conditions (the “Tencent Right of First Refusal”). The other Shareholders of the Company hereby agree to the Tencent Right of First Refusal and the other Shareholders of the Company acknowledge and agree that they shall not have any right of first refusal, right of co-sale or any other rights with respect to the shares of the Company to be transferred by the Selling Shareholder under this Section 4.3(iv). The other Shareholders of the Company hereby further agree that upon request by Tencent, they shall execute any legal instruments to waive or exempt any preemptive rights of such Shareholders, to the extent that such preemptive rights are granted under the then effective laws and regulations or upon requirements by the competent governmental authorities. If the Selling Shareholder is the Actual Controller, Mr. LI Junyu or any of the ESOP SPVs, all Investors may exercise the Right of First Refusal or Right of Co-Sale in accordance with procedures set forth under Section 4.4 and Section 4.5, as applicable. To the extent that there are any remaining shares of the Company to be transferred by the Selling Shareholder after all the Investors exercise their respective Right of First Refusal and/or the Right of Co-Sale, Tencent shall have the right to exercise the Right of First Refusal or the Right of Co-Sale with respect to such remaining shares of the Company.

If the Selling Shareholder desires to transfer all or any of its shares to any Restricted Party, such Selling Shareholder shall deliver a written notice (the “Sale Notice”) to Tencent, stating its desires to transfer certain number of shares of the Company (the “To-be-Sold Shares”). The Sale Notice shall state (i) the total number of the To-be-Sold Shares, (ii) the price or other consideration of any nature, (iii) material terms and conditions, (iv) the Tencent Offer Period (as defined below), and (v) the identity of the prospective transferee, and to the best knowledge of the Selling Shareholder, the identity of actual controller of the prospective transferee and the beneficial owner of the To-be-Sold Shares after the sale is consummated. Once the Sale Notice is issued, the Sale Notice shall become irrevocable.

Tencent shall have an option for a period of thirty (30) days following receipt of the Sale Notice (the “Tencent Option Period”) to elect to purchase all of the To-be-Sold Shares at the same price and subject to the same terms and conditions as described in the Sale Notice, by notifying the Selling Shareholder and the Company in writing (the “Tencent Acceptance Notice”) before the expiration of the Tencent Option Period. Within forty (40) Business Days after Tencent sends out the Tencent Acceptance Notice, Tencent shall enter into a share transfer agreement with the Selling Shareholder at the same or higher price and upon nonprice terms no less favorable than those specified in the Sale Notice.

The Selling Shareholder may, within ninety (90) days after receipt of the written notice by Tencent stating its desire not to purchase all of the To-be-Sold Shares, or if Tencent fails to so respond, within ninety (90) days after the expiration of the Tencent Option Period, enter into a share transfer agreement with the prospective transferee with respect to the sale of all of the To-be-Sold Shares at the same or higher price and upon terms and conditions no less favorable than those specified in the Sale Notice, and update the register of members of the Company accordingly; provided however, that if the register of members of the Company fails to be updated with such ninety (90) days’ period due to reasons attributable to any Shareholders of the Company (other than the Selling Shareholder), the Company or Governmental Authority, each Shareholder and the Company agree to use their best efforts to coordinate with the Company to update the register of members of the Company as soon as practicable.

If Tencent fails to enter into a share transfer agreement with the Selling Shareholder with respect to sale of all of the To-be-Sold Shares within forty (40) Business Days after Tencent sends out the Acceptance Notice or within any other period as agreed between Tencent and the Selling Shareholder (the “Tencent Performance Period”), Tencent shall be deemed as having waived the Tencent Right of First Refusal, and the Selling Shareholder shall have the right to sell all of the To-be-Sold Shares to the prospective transferee, subject to terms and conditions no less favorable than those specified in the Sale Notice.

Upon occurrence of any of the following circumstances, the Selling Shareholder shall not transfer any of the To-be-Sold Shares without again first offering such To-be-Sold Shares in accordance with Section 4.3(iv),: (i) if any change is made to the terms or conditions set forth in the Sale Notice, or (ii) if the Selling Shareholder fails to execute a share transfer agreement with respect to the sale of the To-be-Sold Shares and update the register of members of the Company accordingly within ninety (90) days after the expiration of the Tencent Option Period (applicable if Tencent fails to send out the Acceptance Notice) or the Tencent Performance Period (applicable if Tencent sends out the Acceptance Notice), except that register of members of the Company fails to be duly updated due to reasons attributable to any Shareholders of the Company (other than the Selling Shareholder), the Company or Governmental Authority, in which situation each Shareholder and the Company agree to use their best efforts to coordinate with the Company to update the register of members of the Company as soon as possible, or (iii) if the Selling Shareholder fails to execute a share transfer agreement with respect to the sale of the To-be-Sold Shares and update the register of members of the Company accordingly within one hundred twenty (120) days after the expiration of the Tencent Option Period (applicable if Tencent fails to send out the Acceptance Notice) or the Tencent Performance Period (applicable if Tencent sends out the Acceptance Notice) for whatever reasons.

(v)	For the avoidance of doubt, subject to Section 4.3(iii) and Section 4.3(iv), share transfer by any Investors to their respective Affiliates or any other third party shall not be subject to any restrictions, and the other Shareholders shall not have any right of first refusal or co-sale right over the share transfer by any Investor (and the share transfer by any Investor shall not be subject to the approval by the Board of Directors of the Company). If the share transfer by the Investor is subject to any right of first refusal or other restrictions under the Laws or the Restated M&A of the Company, each other Shareholder of the Company hereby agrees and undertakes that by execution of this Agreement, it has granted its consent or waiver in whatever form as required by Laws or the Restated M&A of the Company, including waiver of the right of first refusal or any other privileges. Each other Shareholder of the Company further agrees that it shall, upon request by the Investor, execute any legal instruments as required under the then effective Laws or by Governmental Authority to waive or exempt any right of first refusal or other privileges that may restrict the share transfer by the Investor and use its best effort to assist in updating the register of members of the Company accordingly.

4.4.	Rights of First Refusal

Subject to the prior written consent of each Investor, if any of the Founder, Mr. LI Junyu, the Founder Holdcos, or any of the ESOP SPVs (each, a “Transferor”) proposes to sell, assign or transfer to any third party all or any part of the shares directly or indirectly held by such Transferor in the Company (the “Offered Shares”), then the Investor (the “ROFR Right Holder”) shall have the right of first refusal (the “Right of First Refusal”) to purchase all or any part of the Offered Shares upon the same terms and conditions upon which the proposed Transfer is to be made. The transfer by the Transferor with respect to the Offered Shares shall be conducted in accordance with the following procedures.

(i)	Transferor shall give each of the ROFR Right Holder written notice of the Transferor’s intention to make the transfer of the Offered Shares (the “Transfer Notice”), which shall include (i) the number of the Offered Shares, (ii) the price or any other consideration of any nature, (iii) the material terms and conditions upon which the proposed transfer is to be made, (iv) the Option Period (as defined in Section 4.4(ii) below), and (v) the identity of the prospective transferee, and to the best knowledge of the Transferor, the identity of actual controller of the prospective transferee and the beneficial owner of the Offered Shares after the transfer is completed. Once the Transfer Notice is issued, the Transfer Notice shall become irrevocable.

(ii)	Each ROFR Right Holder shall have an option for a period of thirty (30) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing (the “Acceptance Notice”) before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(iii)	For the purposes of Section 4.4(ii), each ROFR Right Holder’s “Pro Rata Share” of such Offered Shares shall be equal to (i) the total number of such Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such ROFR Right Holder and the denominator of which shall be the total number of Ordinary Shares held by all Exercising Shareholder (as defined below), in each case, calculated on an as-converted basis.

(iv)	If any ROFR Right Holder declines or fails to exercise or fully exercise its right to purchase its entire Pro Rata Share of such Offered Shares, or if any ROFR Right Holders fails to respond before the expiration of the Option Period, the Transfer may, within thirty (30) days after the expiration of the Option Period, effect a Transfer of the remaining Offered Shares to the prospective transferee at the same or higher price and upon nonprice terms no more favorable than those specified in the Transfer Notice.

(v)	If, within forty (40) Business Days after the ROFR Right Holder sends the Acceptance Notice (the “ROFR Exercise Period”) or within any other period otherwise agreed by the Transferor and the given ROFR Right Holder, the Transferor and the ROFR Right Holder that sends the Acceptance Notice within the Option Period (the “Exercising Shareholder”) fail to execute a share transfer agreement with respect to the Offered Shares, the Exercising Shareholder shall be deemed as having waived the Right of First Refusal, and subject to Section 4.5 (Right of Co-Sale), the Transferor shall have the right to transfer the Offered Shares (with respect to which the Right of First Refusal was not exercised) upon the terms and conditions no more favorable than those specified in the Transfer Notice.

(vi)	If any change is made to the terms or conditions specified in the Transfer Notice, or if the Transferor has not consummated the transfer of the Offered Shares (including by execution of a share transfer agreement with respect to the transfer of the Offered Shares and update of the register of members of the Company to reflect the prospective transferee as a shareholder of the Company within ninety (90) day period after the expiration of the Option Period, then the Transferor shall not thereafter transfer any Offered Shares without again first offering such Offered Shares in accordance with this Section 4.3, Section 4.4 and Section 4.5.

4.5.	Right of Co-Sale

To the extent the Investors do not exercise their respective Rights of First Refusal (the “Co-Sale Right Holders”) as to the Offered Shares proposed to be sold by the Transferor to the third party transferee identified in the Transfer Notice in accordance with Section 4.4, such Co-Sale Right Holder shall have the right (but no obligation) to participate in, and the Transferor shall have the obligation to procure the third party transferee to accept, the transfer of any Offered Shares to the extent that such Co-Sale Right Holder’s Pro Rata Co-Sale Share (defined as below) will be transferred at the same price and subject to the same terms and conditions as specified in the Transfer Notice (the “Right of Co-Sale”). For the purpose of this Section 4.5, a Co-Sale Right Holder’s “Pro Rata Co-Sale Share” shall mean that number of Ordinary Shares (calculated on an as-converted basis) which equals the number of the Offered Shares specified in the Transfer Notice multiplied by a fraction equal to (i) the total number of Ordinary Shares (calculated on an as-converted basis) then held by such Co-Sale Right Holder at the time of the transfer, divided by (ii) the total number of Ordinary Shares (calculated on an as-converted basis) held by the Co-Sale Right Holders that have elected to exercise the Right of Co-Sale plus the total number of Ordinary Shares (calculated on an as-converted basis) then held by the Transferor.

The Co-Sale Right Holder shall deliver, within the Option Period, a written notice (the “Co-Sale Notice”) to the Transferor, stating (i) its decision to exercise the Right of Co-Sale as specified in the Co-Sale Notice, and (ii) the number of Shares that such Co-Sale Right Holder elects to transfer, in order to effect its Right of Co-Sale.

If the Co-Sale Right Holder sends out the Co-Sale Notice within the Option Period, and provided, however, that the Co-Sale Right Holder fails to effect its Right of Co-Sale due to failure to obtain the consent of the third party transferee or the approval, consent or exemption (if necessary) from the Governmental Authority, notwithstanding anything to the contrary in this Agreement, the Transferor shall not effect any transfer of the Offered Share of the Company to the third party transferee without the prior written consent of the Co-Sale Right Holders, unless the Transferor purchases the number of the Shares that such Co-Sale Right Holder elects to transfer at the same price and subject to the same terms and conditions as specified in the Transfer Notice.

4.6.	Liquidation Preference

(i)	In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Shareholders (after satisfaction of all creditors' claims and claims that may be preferred by applicable Law) shall be distributed to the Shareholders as follows:

(a)	Series F Liquidation Preference. First the holders of Series F Preferred Shares shall be entitled to receive for each Series F Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to any other holders of the Preferred Shares and Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series F Issue Price, plus all dividends declared and unpaid with respect thereto per Series F Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the compound rate of eight percent (8%) per annum (calculated from the Deemed Series F Issue Date until the date of full payment of the Series F Preference Amount) (collectively, the “Series F Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series F Preference Amount on all Series F Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series F Preferred Shares shall be distributed ratably among the holders of the Series F Preferred Shares in proportion to the aggregate Series F Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(a).

(b)	Series E Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount has been paid in full pursuant to Section 4.6(i)(a) above, the holders of Series E Preferred Shares shall be entitled to receive for each Series E Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to any other holders of the Preferred Shares (other than Series F Preferred Shares) and Ordinary Shares, the amount equal to the sum of (i) 110% of the Deemed Series E Issue Price, plus all dividends declared and unpaid with respect thereto per Series E Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the compound rate of eight percent (8%) per annum (calculated from the Deemed Series E Issue Date until the date of receipt by holders of Series E Preferred Shares of the full amount of the Series E Preference Amount) (collectively, the “Series E Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series E Preference Amount on all Series E Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series E Preferred Shares shall be distributed ratably among the holders of the Series E Preferred Shares in proportion to the aggregate Series E Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(b).

(c)	Series D Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount and the Series E Preference Amount has been paid in full pursuant to Section 4.6(i)(a) and Section 4.6(i)(b), the holders of Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Preferred Shares (other than Series F Preferred Shares and Series E Preferred Shares) and Ordinary Shares, the amount equal to the sum of (i) 110% of the Deemed Series D Issue Price, plus all dividends declared and unpaid with respect thereto per Series D Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the compound rate of eight percent (8%) per annum (calculated from the Deemed Series D Issue Date until the date of receipt by holders of Series D Preferred Shares of the full amount of the Series D Preference Amount) (collectively, the “Series D Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series D Preference Amount on all Series D Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Shares shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(c).

(d)	Series C Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount, the Series E Preference Amount and the Series D Preference Amount have been paid in full pursuant to Section 4.6(i)(a) through (c) above, respectively, the holders of Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Preferred Shares (other than Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares) the and Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series C Issue Price, plus all dividends declared and unpaid with respect thereto per Series C Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the simple rate of eight percent (8%) per annum (calculated from the Deemed Series C Issue Date until the date of receipt by holders of Series C Preferred Shares of the full amount of the Series C Preference Amount) (collectively, the “Series C Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series C Preference Amount on all Series C Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Shares shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(d).

(e)	Series B+ Liquidation Preference. If there are any assets or funds remaining after the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount and the Series C Preference Amount have been paid in full pursuant to Section 4.6(i)(a) through (d) above, the holders of Series B+ Preferred Shares shall be entitled to receive for each Series B+ Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B Preferred Shares, Series A+ Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series B+ Issue Price, plus all dividends declared and unpaid with respect thereto per Series B+ Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the simple rate of six percent (6%) per annum (calculated from the Deemed Series B+ Issue Date until the date of receipt by holders of Series B+ Preferred Shares of the full amount of the Series B+ Preference Amount) (collectively, the “Series B+ Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series B+ Preference Amount on all Series B+ Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series B+ Preferred Shares shall be distributed ratably among the holders of the Series B+ Preferred Shares in proportion to the aggregate Series B+ Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(e).

(f)	Series B, Series A+, Series A and Series Seed Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount, the Series C Preference Amount and the Series B+ Preference Amount have been paid in full pursuant to Section 4.6(i)(a) through (d) above, the holders of Series B Preferred Shares, Series A+ Preferred Shares, Series A Preferred Shares and Series Seed Preferred Shares (collectively, “Remaining Preferred Shares”) shall be entitled to receive for each Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series B Issue Price, Deemed Series A+ Issue Price, Deemed Series A Issue Price, and Deemed Series Seed Issue Price, plus all dividends declared and unpaid with respect thereto per Preferred Share as approved by the Board of the Company, as applicable, plus (ii) an interest accrued thereon at the simple rate of six percent (6%) per annum (calculated from the Deemed Series B Issue Date, Deemed Series A Issue Date, Deemed Series A+ Issue Date or Deemed Series Seed Issue Date until the date of receipt of the full amount of the Series B Preference Amount, Series A Preference Amount, Series A+ Preference Amount and Series Seed Preference Amount, as applicable) (collectively, the “Outstanding Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Outstanding Preference Amount on all of the Remaining Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Remaining Preferred Shares shall be distributed ratably among the holders of the Remaining Preferred Shares in proportion to the aggregate Outstanding Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(f).

(g)	Participation. If there are any remaining assets or funds after the Preference Amount has been paid in full to the applicable holders of the Preferred Shares pursuant to Section 4.6(i)(a) through (f) above, the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all Shareholders (including all Investors) according to the relative number of Shares held by such Shareholder on a fully-diluted and an as-converted basis.

For the avoidance of doubt, before the relevant Investor receives the full amount of their respective Preference Amount pursuant to Section 4.6(i)(a) through (f) above, none of the Founder, the Founder Holdcos and the ESOP SPVs shall be entitled to receive any remaining assets and funds of the Company available for distribution under this Section 4.6(i)(g).

(ii)	Deemed Liquidation Event

(a)	Any Trade Sale of any Existing Group Company shall constitute and be treated as a “Deemed Liquidation Event”, unless otherwise waived in writing by three (3) or more Investor Directors.

Notwithstanding the foregoing, each of the following events shall be deemed as a “Deemed Liquidation Event”, no matter whether otherwise waived by the Investor Directors: (i) any consolidation, reorganization, amalgamation or merger of the Company, with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of the Equity Securities of the Company, in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the equity ownership or voting power of the surviving company immediately after such transaction; (ii) change of Control of the Company; (iii) a sale, lease, transfer or other disposition of by any Group Company of all or substantially all of the assets and/or business of such Group Company to any Person, the effect of which is the disposition of all or substantially all of the assets and/or business of the Group Companies taken as a whole; and (iv) a sale, transfer, exclusive license or other disposition of by any Group Company of all or substantially all of the intellectual properties of such Group Company to any Person, the effect of which is the disposition of all or substantially all of the intellectual properties of the Group Companies taken as a whole. A Deemed Liquidation Event shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of Section 4.6(i), and any proceeds, whether in cash or properties, resulting from a Deemed Liquidation Event shall be distributed in accordance with Section 4.6(i).

(b)	Valuation of Properties. In the event that any Group Company receives from the Trade Sale consideration in the form of other equity interest, stock or other equity securities of other companies (the “Securities”), the Investors shall have the option to elect the Securities, cash or a combination of both as the form of payment for their applicable Preference Amount under Section 4.6(i). The value of the Securities shall be the higher of the following: (i) the value determined by the Company and the acquirer in the acquisition agreement (if any): or (ii) as of the date of payment of the applicable Preference Amount, in case of Securities tradable on the open market, the open market price of such Securities or, in the case of securities that cannot be traded on the open market, the valuation determined by an appraiser jointly appointed by more than two thirds (2/3) of the directors of the Board of Directors of the Company (including the affirmative votes of three (3) Investor Directors).

4.7.	Drag-Along Right

(i)	Notwithstanding anything to the contrary contained herein, at any time (i) if each of the Actual Controller, Genesis Capital, Tencent, Tiger Fund and Eastern Bell and the Series F Lead Investor (collectively the “Drag Holders”) approves a Trade Sale of the Group Companies, and (ii) provided that (X) the valuation of the Group Companies immediately prior to such Trade Sale is no less than 1.2 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price, in case of any Trade Sale occurring prior to December 31, 2022, or (Y) the valuation of the Group Companies immediately prior to such Trade Sale is no less than 1.4 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price, in case of any Trade Sale occurring on or after January 1, 2023 and prior to December 31, 2023, or (Z) the valuation of the Group Companies immediately prior to such Trade Sale is no less than 2.0 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price, in case of any Trade Sale occurring on or after January 1, 2024, then the Drag Holders shall have the right to deliver a written notice to notify each other Shareholder of the Company of such Trade Sale, whereupon each such Shareholder shall, in accordance with the instructions received from the Drag Holders, take each of the actions set forth in clauses (a) and (b) below:

(a)	vote all of its Equity Securities of the Company in favor of such Trade Sale;

(b)	sell such Shareholder’s pro rata portion of the Equity Securities of the Company, on the same terms and conditions and at the sale price as approved by the Drag Holders.

Any proceeds received from the Trade Sale shall be distributed among the Shareholders of the Company in accordance with Section 4.6(i).

In no event shall the Shareholders’ obligations under this Section 4.7(i) result in violation of any laws and regulations with respect to the transfer of state-owned assets or any requirements of state-owned assets supervision and administration authorities; provided, however, that the Shareholders shall use their reasonable efforts to cause such Trade Sale to be consummated in accordance with the relevant provisions of this Agreement.

4.8.          Share Charge Each Shareholder hereby agrees that, and shall procure any directors appointed or nominated by it and/or its Affiliates to the Board of the Company to agree that, Phoenix ZKH, June Rain and ESOP SPVs charge all of their shares in the Company, and the holder(s) of the ESOP Reserved Shares charge all of their ESOP Reserved Shares (once they are issued), to secure the Secured Liabilities (as defined in the CB Agreement) in favour of the Security Agent (as defined in the CB Agreement) pursuant to the CB Agreement (collectively, the Share Charge). Each Shareholder hereby waives, and shall procure any directors appointed or nominated by it and/or its Affiliates to the Board of the Company to waive, its consent right, Preemptive Right, Right of First Refusal, Right of Co-Sale or any other rights it may have under this Agreement and the Restated M&A if any or all of the shares in the Company held by Phoenix ZKH, June Rain and ESOP SPVs and the ESOP Reserved Shares (once they are issued) are transferred to any Person as a result of an enforcement of the relevant Share Charge.

ARTICLE 5      CHANGE OF KEY TERMS

5.1.	Sections 2, 3.2, and 4.2 through 4.7 shall automatically terminate and be of no further force upon the consummation of an IPO as duly approved in accordance with Section 9 (or, to the extent explicitly required by the rules of the relevant stock exchange on which such IPO will occur, such earlier time as may be required by such rules, but subject to such IPO ultimately being consummated).

5.2.	Subject to Section 5.3, in the event where the Company files an A-1 Listing Application in connection with an IPO on Hong Kong Stock Exchange, (A) the redemption right pursuant to Section 3.2 shall terminate immediately before such filing, and (B) each Investor shall have the right to elect to terminate any special rights (other than the redemption right pursuant to Section 3.2) granted to such Investor pursuant to this Agreement upon such filing by serving a written notice to the Company prior to such filing. The Company further agrees that before it files an A-1 Listing Application in connection with an IPO on Hong Kong Stock Exchange, it shall involve a Major Investor on any Pre-A1 Submission and any consultation with Hong Kong Stock Exchange that may affect the right of such Major Investor to participate in the IPO.

5.3.	If, however, any of the following circumstances occur, the Parties agree that the validity of the relevant provisions of the Agreement, which were terminated in accordance with Section 5.1 or Section 5.2 above, shall be automatically restored, as if such provisions have never been terminated, immediately upon the occurrence of any such circumstance (whichever is earlier):

(i)	after the Company submits the application for the IPO to the securities regulatory authority where the Company is to be listed, the Company has applied to withdraw such application for whatever reasons or such application materials become invalid;

(ii)	the application for the IPO of the Company is not accepted or is dismissed by the securities regulatory authority or is withdrawn by the Company, or the application for the IPO of the Company is not approved by the securities regulatory authority after twelve (12) months from the date that Company submits the application for the IPO; or

(iii)	the securities regulatory authority has rejected the application for the IPO of the Company, or the Company is unable to consummate a Qualified IPO due to any other reason within six (6) months of such termination in accordance with Section 5.1 or Section 5.2 above.

5.4.	In no event shall the addition of any new investor (including through acquisition of existing outstanding shares or issuance of new shares) affect the provisions of this Agreement or the rights entitled to any Investor hereunder (and/or pursuant to any other agreements). The Warrantors shall ensure that the other Shareholders and the new investor agree and undertake not to interfere with the implementation of this Agreement, and such new investor shall execute and deliver a Deed of Adherence (as defined below) substantially in the form attached hereto as Exhibit A to become a party to this Agreement, unless a new agreement is reached by all Parties in lieu of this Agreement.

ARTICLE 6      CORPORATE GOVERNANCE

6.1.	Composition of Board

(i)	The Company’s Board shall consist of up to eleven (11) directors with the composition as follows: (i) the Founder shall have right to appoint, remove and replace six (6) directors; and (ii) each of Tiger Fund, Eastern Bell, Genesis Capital, Tencent and YF Capital shall have right to appoint, remove and replace one (1) director (each a “Investor Director”; collectively the “Investor Directors”), so long as they continue to hold shares in the Company.

(ii)	Each of Tembusu, Shell, Skycus, CSRF, CIC and the Series F Lead Investor shall have right to appoint, remove and replace one (1) observer (each an “Observer”; collectively the “Observers”), so long as they continue to hold shares in the Company. The Observers shall be entitled to attend all meetings of the Board and all of the Subsidiary Board (as defined below) (including in-person meetings or, in lieu of in-person meetings, execution of Board resolutions by remotely exchanging signatures) in a non-voting capacity, receive copies of materials and minutes for the meetings of the Board (including notices, proposals and resolutions for the meetings of the Board), and raise suggestions and inquiries regarding the proposals to be reviewed and approved at the meetings of the Board of the Company.

(iii)	Upon request of any Investor Director, subject to applicable Laws, each Group Company shall, and the Parties hereto shall, as soon as possible, cause each Group Company to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, and (iii) the composition of each Subsidiary Board at all times consist of the same persons as directors as those then on the Board of the Company.

(iv)	The quorum necessary for the transaction of the business of the directors may be fixed by the Board, and unless so fixed, the quorum shall be a majority of directors then in office (including all Investor Directors).

ARTICLE 7      KEY EMPLOYEES

7.1.	Non-Compete

7.1.1	The Warrantors covenant that, as long as the Actual Controller is a shareholder, director or employee of the Group Company or its Affiliates, the Actual Controller shall, and the Warrantors shall procure the Actual Controller to, devote his full time and attention to the business development of the Group Company and use his best efforts to promote the development of the Group Company. For so long as the Actual Controller is a shareholder, director or employee of a Group Company and until two (2) years from the date on which the Actual Controller is no longer a director, officer or employee of the Group Companies or from the date on which Actual Controller no longer directly or indirectly holds any Equity Securities of a Group Company, whichever comes later, without the prior written consent of each Series E Investor and each Series F Investor, none of the Actual Controller and his family members that have close relationship with the Actual Controller (i.e. spouse, children at the age of 18 or above and their spouses, parents and spouses’ parents, brothers and sisters and their spouses, spouse’s brothers and sisters, and parents of the children’s spouses), the Affiliate of the Actual Controller, and the directors (other than the directors appointed by the Investors), supervisors (other than the supervisors appointed by the Investors) and senior officers of any Group Company and any of their respective family members that have close relationship with such directors, supervisors and senior officers and any of the Affiliate of such directors, supervisors and senior officers shall, directly or indirectly, engage in the activities that are the same as, or similar to, or compete with the Principal Business of the Group Companies, or provide services in any manner to the Persons that engage in the foregoing activities (the “Competing Business”); provided that if the Principal Business of the Group Companies changes in the future, the scope of the Competing Business shall be adjusted accordingly. For the avoidance of doubt, for the purpose of the development of the Group Companies, provision of any services to or making investment in any Subsidiaries controlled by the Company shall not be deemed as a Competing Business. The Actual Controller will not engage in, by himself or in partnership with other Person, any of the following competing activities:

(i)	To own, hold or control, directly or indirectly, any company or entity that engages in the Competing Business;

(ii)	To provide loans, customer information, consultancy or any other form of assistance to any company or entity that engages in the Competing Business;

(iii)	To act in the capacity as the principal, agent, shareholder, joint venture partner, licensee, licensor, or otherwise partner with any other Person, to engage in any activity that competes with the business as currently conducted and to be conducted by the Group Companies or to own any interest in or benefit from the foregoing competing activity;

(iv)	Within the territory of the countries and places where the Group Companies conduct the business, (i) to directly or indirectly engage in any Competing Business; (ii) to directly or indirectly make investment in any company or entity that conducts any Competing Business, except that such investment has obtained the prior written consent of each Series E Investor and each Series F Investor and such company or entity would be controlled by the Group Companies after the consummation of the investment; or (iii) to assist in any manner whatsoever (in any capacity such an owner, partner, shareholder, director, officer, and consultant) with any business competitive with the Principal Business of the Group Companies;

(v)	To solicit or induce the Key Employees or senior officers to resign from the Group Companies or engage in any Competing Business, or to solicit or induce the customers, suppliers, distributors or agents of the Group Company to engage in any Competing Business or to terminate their contractual relationship with the Group Companies; to hire, through any individual or organization directly or indirectly controlled by the Actual Controller or in which the Actual Controller has an interest, any of Key Employees or senior officers who terminate their employment relationship with the Group Company, or to conduct, or attempt to conduct, business with any customers, suppliers, distributors or agents of the Group Companies;

The Warrantors shall ensure that none of the Key Employees and senior offices of the Group Companies shall take any part-time jobs in any other companies in the same industry that directly competes with the Group Companies. Nor shall the Key Employees or senior offices engage, directly or indirectly via any other Person, in any Competing Business.

The Warrantors and Mr. LI Junyu covenant that for so long as Mr. LI Junyu is a shareholder, director or employee of a Group Company and until two (2) years from the date on which Mr. LI Junyu is no longer a director, officer or employee of the Group Companies or from the date on which Mr. LI Junyu no longer directly or indirectly holds any Equity Securities of the Group Companies, whichever comes later, Mr. LI Junyu shall not engage, in his own name or through any other Person, in any Competing Business, unless such business is conducted for the benefits of the Group Companies and has obtained the prior written consent of the Company and each Series E Investor and Series F Investor. The Warrantors shall ensure that the Key Employees listed in Schedule V will not engage, in their own name or through any other Person, in any Competing Business during their employment with the Group Companies or within two (2) years after the termination of their employment with the Group Companies, unless such business is conducted for the benefits of the Group Companies and has obtained the prior written consent of the Company and each Series E Investor and Series F Investor.

The Warrantors shall ensure that each of the directors nominated by the Actual Controller, the senior officers, the Key Employees, core technical personnel and core sale personnel shall enter into a labor contract, confidentiality agreement, non-competition agreement and an intellectual property right ownership agreement (or a labor contract containing the confidentiality, non-compete and intellectual property right clauses), and agree in writing that he or she shall not engage in any Competing Business during his or her employment with the Group Companies or within two (2) years after the termination of his or her employment with the Group Companies.

7.2.	The Parties agree that none of the Actual Controller and the Key Employees shall take any positions in companies or entities other than the Group Companies.

7.3.	The Group Companies shall cause each of the Key Employees and other relevant employees to enter into agreements regarding patents and other intellectual property rights to ensure that the Group Companies shall retain the ownership, title and interest in and to any inventions and other intellectual property rights obtained by the Key Employees and other relevant employees, during their employment with the Group Companies or obtained by taking advantage of the information and resources available during their employment with the Group Companies, without any consideration.

ARTICLE 8      LIABILITIES FOR BREACH OF CONTRACT

8.1.	If any of the Parties hereto (the “Breaching Party”) fails to perform any covenant or agreement hereunder, it shall be deemed to have constituted a breach of this Agreement, and the Breaching Party shall indemnify and hold harmless the other non-breaching Parties against any losses, claims, damages, or liabilities arising from such breach.

If any Warrantor constitutes a material breach of this Agreement with respect to any Series B Investors, the Series B+ Investors, the Series C Investors, the Series D Investors, the Series E Investors and/or the Series F Investors, with respect to such Investor only, such Investor shall have the right: (1) to request the Warrantors to jointly and severally indemnify such Investor against any losses, liabilities, costs and expenses (including investigation fees and attorneys’ fees incurred to pursue the Warrantors’ liabilities) incurred by such Investor as a result of the material breach of the Warrantor; and (2) to request the Company and the Actual Controller to redeem all or any part of the shares held by such Investor in the Company in accordance with the relevant provisions of this Agreement.

The Warrantors shall assume joint and several liabilities with respect to the obligations and covenants of the Warrantors.

8.2.	If the Company and the Founder fail to perform the provisions of Section 3 (Post-Closing Covenants and Redemption) within the prescribed time limit thereunder, the Company and the Founder shall assume the liabilities for breach of contract and pay the non-breaching Investors a late fee in the amount of 0.05% of the overdue payment per day.

ARTICLE 9      PROTECTIVE PROVISIONS

9.1.	Notwithstanding anything to the contrary provided herein, the Company shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the affirmative votes of more than two thirds (2/3) of the directors of the Board of the Company; provided further that, item (i), (ii), (iii), (vii), (xiii), (xviii), (xix) and (xx) shall require the Shareholders Level Approval. For the purpose of this Section 9, (a) the term “Company” shall mean the Company itself as well as any and all of the other Group Companies, to the extent where applicable, and (b) for any time during the period from the Closing Date to the earlier of (x) the Conversion Date (as defined in the Notes) and (y) the date of the repayment in full of the Indebtedness under the Notes, Notes Majority shall be deemed as the majority of the Series F Preferred Shares:

(i)	Any major matters that may result in acquisition, merger, combination, division, transfer of major assets or voting power, or increase or decrease in the authorized share capital, issued share capital or registered capital, as applicable, of the Company or investment into third parties, or that is related to the bankruptcy, dissolution, or liquidation of the Company;

(ii)	Any increase or decrease in the authorized share capital, the issued share capital or the registered capital, as applicable, of the Company, or any cancellation or repurchase of equity securities of the Company, or any issuance, allotment or purchase of any share warrants, option rights or other securities convertible into the Company’s shares, excluding for (x) any Ordinary Shares (and/or options or warrants therefor) issued or granted to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the ESOP as approved by the Board; or (y) pursuant to contractual rights to repurchase Ordinary Shares held by employees, directors or consultants of the Company (other than the Founder) upon termination of their employment or services under the ESOP as approved by the Board; provided, however, that any future equity financing by the Company with a pre-money valuation of Company representing a per share price below the Deemed Series D Issue Price applicable to the Series D-2 Investor shall be jointly approved by Tiger Fund, Eastern Bell, Genesis Capital and Tencent; provided, however, further that any future equity financing by the Company with a pre-money valuation of Company representing a per share price below the Deemed Series E Issue Price shall be jointly approved by YF Capital, Tencent and Genesis Capital; provided, however, further that any future equity financing by the Company with a pre-money valuation of Company representing a per share price below the Deemed Series F Issue Price shall be approved by the holders of a majority of Series F Preferred Shares.

(iii)	Any action that authorizes, creates or issues any class of securities (or other securities that may be converted into such class of securities) of the Company having preferences superior to or on a parity with the any series of Preferred Shares or any other securities of the Company, or reclassify any outstanding Shares into Shares having rights, preferences, priority or privileges senior to or on parity with any series of Preferred Shares, or any action that will alter or change the rights, preferences or privileges of the Preferred Shares;

(iv)	Any Related-party Transactions outside the ordinary course of business of the Company, or regardless of whether it is a Related-party Transaction, any unfair transactions between the Company and any other Person (including but not limited to any non-arm's length transaction, any transaction under which the Company bears all obligations, any transaction with no value to the Company, or any other transaction which reduces or damages the economic benefits of the Company);

(v)	Creation of any mortgage, charge, guarantee, lien, warranty or other encumbrance over the self-owned assets of the Company in favor of any other Person; for the purpose of this provision, “any other Person” shall mean any Person other than the Company itself and any of its Subsidiaries indicated in the consolidated financial statements;

(vi)	Incurrence of any loan or advance to any Person in excess of RMB 20 million, except for advances and similar expenditures incurred in the ordinary course of business of the Company;

(vii)	Any material change to the business scope, nature and/or activities of the Company, entering any new lines of business that are not related to the Principal Business of the Company, or any change of the company name, or termination of the Principal Business of the Company;

(viii)	Any sale, assignment, lease or disposal of any assets or business where the value of such assets or business would exceed RMB 20 million, except for any transactions made in the ordinary course of business of the Company;

(ix)	Incurrence of any investment or other capital expenditure by the Company in excess of RMB 1 million in a single transaction or in excess of RMB 20 million in the aggregate in any fiscal year;

(x)	Conclusion of any debt settlement agreement or other arrangement with any creditor or debtor of the Company where the amount exceeds RMB 20 million (including any debt settlement agreement between the Group Company, as a creditor, and the Actual Controller or any of its Affiliate, as a debtor, regardless of the amount of the debt settlement agreement), except for settlement of any dispute brought by the Company with respect to account receivables to be received in the ordinary course of business;

(xi)	Execution, alteration or termination of any contracts or agreements by the Company, which would bring material adverse effect upon the business operation of the Company;

(xii)	Execution, alteration, suspension or termination of any sale, license (except for those made in the ordinary course of business of the Company) or assignment of or relating to any intellectual property rights of the Company;

(xiii)	Declaration or payment of dividends or other distributions to shareholders of the Company;

(xiv)	Appointment or removal of the chief financial officer and senior officers at the level of vice president or above, including the chairman, chief executive officer, general manager, deputy general manager and chief financial officer, and determination of their remuneration;

(xv)	Any plan or arrangement for capital market financing (including IPO and over-the-counter trading) by the Company at any domestic and/or overseas capital markets;

(xvi)	Review and approval of the annual financial budget and annual account report of the Company;

(xvii)	Appointment or replacement of the accounting firm of the Company;

(xviii)	Amendment to the articles of association of the Company;

(xix)	Formulation and implementation of the employee stock option plans or other incentive arrangements (other than the ESOP already established as of the date of this Agreement), amendment to the ESOP already established as of the date of this Agreement, or increase of the shares reserved for the ESOP already established as of the date of this Agreement; and

(xx)	Other matters that may seriously affect the rights and interests of the Investors.

9.2.	In addition to Section 9.1,

(i)	the listing venue of an IPO by the Company shall be subject to no more than one of the following six entities having notified its objection to the Company in relation to such venue: (i) Tiger Fund, (ii) Eastern Bell, (iii) Genesis Capital, (iv) Tencent, (v) YF Capital and (vi) the holders of a majority of Series F Preferred Shares from time to time. If any of the person set out in (i) to (vi) above ceases to hold any shares issued by the Company, it shall be removed from this list; and

(ii)	any IPO by the Company that does not meet the valuation threshold provided in the definition of the Qualified IPO shall also be subject to the approval by the holders of a majority of the Ordinary Shares and the holders of a majority of Series F Preferred Shares.

ARTICLE 10      MISCELLANEOUS

10.1.	Registration Rights

The Parties hereby acknowledge and agree to the terms set forth in Schedule VI attached hereto, making provision for certain registration rights, and such terms in Schedule VI hereto form an integral part of this Agreement and are binding on the Parties as if such terms were set forth in the body of this Agreement.

10.2.	Shareholders Agreement to Control

If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated M&A, the terms of this Agreement shall control. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated M&A of the Company so as to eliminate such inconsistency.

10.3.	Confidentiality

(i)	Non-Disclosure of Confidential Information. Except as set forth in this Section 10.3, each of the Parties shall (i) not use or disclose to any person that is not a Party the Confidential Information it has or acquires; (ii) make every effort to prevent the unauthorized use or disclosure of Confidential Information; and (iii) cause each of its Affiliates to comply with (i) and (ii) in this Section 10.3(i).

(ii)	Press Releases. No announcement regarding any of the Confidential Information (including the Investors’ subscription of share interest of the Company) or any other kind of information relating to or in connection with an Investor hereunder in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of such Investor hereunder.

(iii)	Permitted Disclosures. Notwithstanding the foregoing, Section 10.3(i) shall not apply to (a) Confidential Information which a restricted party learns from a third party which such third party reasonably believes to have the right to make the disclosure, provided that the restricted party complies with any restrictions imposed by such third party; (b) Confidential Information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) Confidential Information which enters the public domain without breach of confidentiality by the restricted party; (d) disclosures of Confidential Information by a Party to its current or bona fide prospective investor, Affiliates and their respective employees, directors, members and observers of investment committees, bankers, lenders, accountants, legal counsels, business partners, investors, representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in Section 10.3; (e) disclosures of Confidential Information to a bona fide purchaser or transferee of the Shares held by an Investor hereunder where such purchaser or transferee is informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 10.3; (f) disclosures of Confidential Information if such disclosure is approved in writing by the Company and the Investors hereunder; and (g) disclosures of Confidential Information to the extent required pursuant to applicable Law (including the applicable rules of any Governmental Authority or stock exchange), in which case the party required to make such disclosure (the “Disclosing Party”) shall, to the extent permitted by such applicable laws and practicable, provide the other Parties hereto with prompt written notice of that fact, shall consult with the other Parties hereto regarding such disclosure, and shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed.

10.4.	Investor’s Name and Trade Name

(i)	Use of Tencent’s Name and Trade Name

Without the prior written consent of Tencent and regardless of whether Tencent then holds, directly or indirectly, any Equity Securities of the Company, the Parties other than Tencent shall not, and the Warrantors shall procure any Group Company not to:

(a)	For any marketing, advertising, promotion or other purposes, use, publish, reproduce, distribute, or display (publicly or non-publicly) the name of Tencent or any of its Affiliates (including but not limited to, in combination or individually, Tencent (腾讯), QQ, WeChat (微信), 应用宝, 财付通, WeBank (微众), 广点通, QQ 手机管家, 安全管家, QQ 浏览器, QQmusic (QQ 音乐), Qzone (QQ 空间), 微云, 腾讯微云, 同步助手, Tencent Literature (腾讯文学)) or any similar company name, trade name, trademark, product or service name, domain name, image logo, symbol, mark, or any certain descriptions that enable a third party to identify Tencent or any of its Affiliates;

(b)	Directly or indirectly declare that any product or service provided by the Company or any of its Controlled Affiliates has been recognized or supported by Tencent or any of its Affiliates; or

(c)	Issue any press release, public announcement or other public disclosure in connection with the transactions contemplated under this Agreement. If the proposed press release, announcement or other information involves the names, logos or information of any Investor, the consent of such Investor shall be obtained, in addition to Tencent’s consent.

(ii)	Use of YF Capital’s Name and Trade Name

Without the prior written consent of YF Capital or its Affiliate, regardless of whether YF Capital then holds any Equity Securities of the Company, the Parties hereto (other than YF Capital) shall not (and shall cause its respective Affiliates not to), in each instance, (a) use in marketing, advertising, publicity, promotion or otherwise the name of “云锋” (Chinese equivalent for “Yunfeng”), “云锋基金” (Chinese equivalent for “Yunfeng Capital”)” or any Affiliate of YF Capital, or any partner or employee of any Affiliate of YF Capital, nor any trade name, trademark, trade device, service or product mark, symbol, logo, brand, domain name, icon or any abbreviation, contraction or simulation thereof owned by YF Capital or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by YF Capital or an Affiliate of YF Capital.

(iii)

Use of CSRF Fund’s Name and Trade Name

Without the prior written consent of CSRF or its Affiliates, regardless of whether CSRF holds, directly or indirectly, any Equity Securities of the Company at the time, the Parties hereto (other than CSRF) shall not (and shall cause their respective Affiliates not to) use, disclose or reproduce the names of CSRF or any of its Affiliates for any marketing, advertising, promotion or other purposes, including but not limited to, individually or in combination, “中国国有企业结构调整基金,” “国调基金,” “国调,” “诚通基金,” “诚通,” “CCT” “China Structural Reform Fund,” “CCT Fund” or any marks or logos relating to the aforementioned trade names, or any similar company name, tradename, trademark, product or service name, domain, image logo, symbol, mark, or other certain descriptions that enable a third party to identify CSRF or any of its Affiliates.

(iv)	Use of CIC’s Name and Trade Names

Without the prior written consent of CIC or its Affiliates, regardless of whether CIC holds, directly or indirectly, any Equity Securities of the Company at the time, the Party hereto (other than CIC) shall not, and shall cause its respective Affiliates not to, use, disclose or reproduce the names of CIC or any of its Affiliates for any marketing, advertising, promotion or other purposes, including but not limited to, individually or in combination, “中投,” “中投公司,” “中投海外,” “CIC”, “CIC Capital” or any marks or logos relating to the aforementioned trade names, or any similar company name, tradename, trademark, product or service name, domain, image logo, symbol, mark, or certain descriptions that enable a third party to identify CIC or any of its Affiliates.

(v)	Use of Genesis Capital’s Name and Trade Name

Without the prior written consent of Genesis Capital or its Affiliates, regardless of whether Genesis Capital holds any Equity Securities of the Company directly or indirectly at the time, the Parties hereto (other than Genesis Capital) shall not (and shall cause their respective Affiliates not to): (a) use the names of Genesis Capital or any of its Affiliates or any of the partners or employees of any Affiliate of Genesis Capital for advertisements, marketing, or other purposes, or use any trade name, trademark, design, service mark or symbol owned by Genesis Capital or its Affiliates or any abbreviated, simplified or imitative forms of the foregoing (including, but not limited to, individually or in combination, “元生,” “元生资本,” “Genesis”, and “Genesis Capital”), or (b) directly or indirectly declare that any goods or services provided by the Group Companies have been approved or recognized by Genesis Capital or any of its Affiliates. The Group Companies further agree that they shall obtain written consent from Genesis Capital or its Affiliates, as applicable, before the Group Companies make any public announcement regarding the details of equity purchase or sale by Genesis Capital or its Affiliates in accordance with this Agreement.

(vi)	Use of GLP’s Name and Trade Name

Without the prior written consent of GLP or its Affiliate, regardless of whether GLP holds any Equity Securities of the Company directly or indirectly at the time, the Parties hereto (other than GLP) shall not (and shall procure their respective Affiliates not to): (a) use, publish or reproduce the name or logo (including but not limited to, individually or in combination, “普洛斯,” “普洛斯建发”, “GLP” and “Global Logistic Properties”) of GLP or any of its Affiliates for marketing, advertising, promotional or other purposes, and any ancillary marks and symbols associated with the aforesaid names and logos, or any similar company name, trade name, trademark, product or service mark, domain, image logo, mark, mark or certain descriptions that enable a third party to identify GLP or any of its Affiliates. The Group Companies further agree that they shall obtain written consent of GLP or its Affiliates, as applicable, before the Group Companies issue any public statement regarding the details of equity purchase or sale by GLP or its Affiliates in accordance with this Agreement.

(vii)	Use of CPPIB’s Name and Trade Name

Without the prior written consent of the Series F Lead Investor or its Affiliate, regardless of whether the Series F Lead Investor then holds any Equity Securities of the Company, the Parties hereto (other than the Series F Lead Investor) shall not (and shall cause its respective Affiliates not to), in each instance, (a) use in marketing, advertising, publicity, promotion or otherwise the name of “CPP,” “CPPIB,” “Canadian Pension Plan Investment Board” or any Affiliate of the Series F Lead Investor, or any partner or employee of any Affiliate of the Series F Lead Investor, nor any trade name, trademark, trade device, service or product mark, symbol, logo, brand, domain name, icon or any abbreviation, contraction or simulation thereof owned by the Series F Lead Investor or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by the Series F Lead Investor or its Affiliate. The Group Companies further agree that they shall obtain written consent of the Series F Lead Investor or its Affiliates, as applicable, before the Group Companies issue any public statement regarding the details of equity purchase or sale by the Series F Lead Investor or its Affiliates in accordance with this Agreement.

10.5.	Governing Law

Except with respect to the references in this Agreement to the Applicable Securities Laws, this Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

10.6.	Dispute Resolution

(i)	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be in Hong Kong. The number of arbitrators shall be three (3).

(ii)	To the extent that the HKIAC Administered Arbitration Rules are in conflict with the provisions of this Section 10.6, the provisions of this Section 10.6 shall prevail.

(iii)	The arbitration shall be conducted in English. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(iv)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(v)	The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vi)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(vii)	Unless otherwise ruled by the arbitration award, the cost of arbitration and the attorney’s fees shall be borne by the non-prevailing party.

10.7.	Entire Agreement

This Agreement, the CB Agreements and any other Transaction Documents, together with all the exhibits and schedules hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. The Parties hereto further agree that the Prior Shareholders Agreement shall be terminated with no further effect and shall be replaced and superseded in its entirety by this Agreement.

10.8.	Successors and Assigns

Subject to the provisions of Section 4.2 through 4.5 and Section 4.7, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, but shall not otherwise be for the benefit of any third party. Subject to the provisions of Section 4.2 through 4.5 and Section 4.7, the rights of any Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) to its Affiliate or a third party in connection with the transfer of Equity Securities of the Company held by such Preferred Shareholder, and any such transferee shall execute and deliver to the Company and the other parties hereto a deed of adherence or joinder becoming a party hereto as a “Shareholder” subject to the terms and conditions hereof (if not already so bound). This Agreement and the rights and obligations of each other party hereunder shall not otherwise be assigned without the approval by two thirds (2/3) or more Directors of the Board of the Company.

10.9.	Severability

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

10.10.	Adjustments for Share Splits, Etc

Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

10.11.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

10.12.	Notices

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other Party, upon delivery; or (ii) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the Parties as set forth in Schedule VII attached hereto with next-business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider; or (iii) when sent by e-mail if sent to the address set forth in Schedule VII attached hereto, and a receipt of the e-mail is requested and received. The address of each Party is set forth in Schedule VII attached hereto and a Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.12 by giving the other Party written notice of the new address in the manner set forth above.

10.13.	Holding Companies

Each ultimate beneficiary of a Founder or Ordinary Shareholder shall use its reasonable best efforts to procure any corporate controlled by him or her to fully comply with and perform all of the obligations, covenants, undertakings and commitments of such corporate Ordinary Shareholder under this Agreement.

10.14.	Further Assurances

Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

10.15.	Successor Indemnification

If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Restated M&A, or elsewhere, as applicable.

10.16.	Independent Nature of Investors’ Obligations and Rights

The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

10.17.	Amendment

(i)	No amendment shall be effective or enforceable in respect of any Investor if such amendment imposes any adverse impact upon the rights, preferences, or privileges with respect to such Investor, unless such Investor consents to amendment in writing. Any amendment effected in accordance with this Section 10.17 shall be binding upon each Party hereto and their respective successors and transferees; provided that the Company shall promptly give a written notice thereof to any Party hereto that has not consented to such amendment.

(ii)	For any transfer of shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company a Deed of Adherence substantially in the form attached hereto as Exhibit A (the “Deed of Adherence”). Upon the execution and delivery of a Deed of Adherence by any transferee, and subject to compliance with terms and conditions of this Agreement, such transferee shall be deemed to be a Shareholder of the Company. By their execution thereof, each of the Parties hereto appoints the Company as its attorney-in-fact for the limited purpose of executing any Deed of Adherence which may be required to be delivered pursuant to this Section 10.17(ii).

10.18.	Foreign Corrupt Practices Act

None of the Company, any of its affiliates or any director, officer, employee, stockholder or agent or other person acting on behalf of the Company or any of its affiliates has made, offered, promised or authorized, or shall make, offer, promise or authorize, directly or indirectly, any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. None of the Company, any of its affiliates or any director, officer, employee, stockholder or agent or other person acting on behalf of the Company or any of its affiliates has made or authorized or shall make or authorize any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained and caused its affiliates to maintain, and shall maintain and cause its affiliates to maintain, written policies and procedures and systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA and other applicable anti-bribery or anti-corruption laws.

10.19.	Controlled Foreign Corporation

The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”), income described in Section 951A of the Code (“GILTI”) or any other type of income attributable to a U.S. person by reason of being a shareholder of the Company. Each Investor shall reasonably cooperate with the Company to provide information about such Investor and such Investor’s Partners in order to enable the Company’s tax advisors to determine the status of such Investor and/or any of such Investor’s Partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code. No later than 60 days following the end of each Company taxable year, the Company shall provide the following information to the Investors: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide the Investors with access to such other Company information in the Company’s possession as may be necessary for the Investors to determine the Company’s status as a CFC and to determine whether Investor or any of Investor’s Partners is required to report its pro rata portion of the Company’s Subpart F Income, GILTI or other income on its United States federal income tax return, or to allow such Investor or such Investor’s Partners to otherwise comply with applicable United States federal income tax laws. For purposes of the foregoing as well as the representations contained in this Agreement, (i) the term “Investor’s Partners” shall mean each of the Investor’s partners and any direct or indirect equity owners of such partners and (ii) the “Company” shall mean the Company and any of its subsidiaries.

10.20.	Passive Foreign Investment Company

The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”). In connection with a “Qualified Electing Fund” election made by any of Investor’s Partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by any of Investor’s Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to Investor in the form provided in the attached Exhibit B (or in such other form as may be required to reflect changes in applicable law) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 60 days following the end of each such taxable year), and shall provide Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns of Investor’s Partners in connection with any such Qualified Electing Fund election or Protective Statement.

10.21.	Corporation. The Company shall take such actions, including making an election to be treated as an association taxable as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is classified as corporation for both United States federal income tax purposes; and for purposes of, and in accordance with the tax law of, the country in which the Company is organized.

For purposes of Sections 10.18, 10.19, 10.20 and 10.21 and Exhibit B, (a) the term “Investor’s Affiliates” shall mean each of the Investor’s partners and any direct or indirect equity owners of such partners; and (ii) “Company” shall mean the Company and any of its subsidiaries.

10.22.	Tax Indemnification. If any payments are made by the Group Companies as set out below (the “Tax Indemnification Amount”), the Group Companies shall indemnify and pay each Series F Investor a cash amount which equals the percentage of the Company’s share capital owned by such Series F Investor at such time (on an as converted basis) times the Tax Indemnification Amount:

(i)	any tax payment made by any Group Companies to the PRC tax authorities in connection with its failure to perform any tax withholding obligations relating to the capital reduction by any Investors in the Group Restructuring; and

(ii)	any payment or indemnity made by any Group Companies in accordance with section 1.1 of the Tax Indemnify Agreements entered into by and among the Company, Domestic Company and certain Investors (or its Affiliate) or any similar arrangement, to any Investors in connection with their loss of tax base in the Group Restructuring.

The Group Companies agree that they shall make all payments to be made by them to the Series F Investors in accordance with this Section 10.22, if any, free and clear of and without any tax deduction, unless the Group Companies are required to make a tax deduction in accordance with applicable Laws, in which case the sum payable by the Group Companies to the Series F Investors shall be increased to the extent necessary to ensure that the Series F Investors shall receive a sum net of any tax deduction equal to the sum which it would have received had no such tax deduction been made or required to be made.

10.23.	Effectiveness. Save as otherwise provided herein, this Agreement should take effect and become binding on and enforceable against the Parties hereto upon the date first above written and shall terminate upon the completion of the IPO except for provisions that, by their nature, are intended to survive such termination, including, without limitation, the provisions set forth in Sections 10.1 (Registration Rights), Schedule VI, provided however, Section 10.1 (Registration Rights) and Schedule VI shall terminate upon the completion of an IPO on Hong Kong Stock Exchange, 10.3 (Confidentiality), 10.5 (Governing Law) and 10.6 (Dispute Resolution), 10.22 (Tax Indemnification), 10.23 (Effectiveness), provided, however, that in the event that any Shareholder ceases to be a Shareholder of the Company, it shall no longer be bound by the provisions of this Agreement and such Shareholder’s name shall be removed from any list or register of members of the Company, provided that it shall still be bound by Sections 10.3 (Confidentiality), 10.5 (Governing Law), 10.6 (Dispute Resolution) and 10.23 (Effectiveness). Notwithstanding the foregoing, upon the repayment in full of the Indebtedness under the Notes, (i) this Agreement shall automatically terminate in its entirety and the Prior Shareholders Agreement shall be automatically restored, and (ii) the Company and the Shareholders shall promptly take all actions necessary to amend the Restated M&A so as to make them in the same form and substance of the First Amended and Restated Memorandum of Association of the Company and the First Amended and Restated Articles of Association of the Company. For the avoidance of doubt, the provision in the foregoing sentence shall not apply in the event any Note is converted into Series F Preferred Shares.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

ZKH Group Limited

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Director

ZKH Holdings Limited

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Director

ZKH Hong Kong Limited

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Director

Shanghai Kunshucai Supply Chain Management Co., Ltd. (SEAL)
(上海坤数采供应链管理有限公司)(盖章)

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Legal Representative

ZKH Industrial Supply Co, Ltd. (SEAL)
(震坤行工业超市（上海）有限公司)(盖章)

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Shanghai GBB Industrial Tech Co., Ltd. (SEAL)
(上海工邦邦工业技术有限公司) (盖章)

By:	/s/ YANG Changxiang
Name:	YANG Changxiang
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Shenzhen Kuntong Smart Warehousing Technology Co., Ltd. (SEAL)
(深圳市坤同智能仓储科技有限公司) (盖章)

By:	/s/ TIAN Tingting
Name:	TIAN Tingting
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Shanghai Kunhe Supply Chain Management Co., Ltd. (SEAL)
(上海坤合供应链管理有限公司) (盖章)

By:	/s/ YE Yajuan
Name:	YE Yajuan
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Andanda Industrial Technology (Shanghai) Co., Ltd. (SEAL)
(安丹达工业技术（上海）有限公司) (盖章)

By:	/s/ YANG Changxiang
Name:	YANG Changxiang
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Shanghai Airley Industrial Co., Ltd. (SEAL)
(上海航利实业有限公司) (盖章)

By:	/s/ BIE Fengyi
Name:	BIE Fengyi
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Shanghai Kunjun Materials and Technology Co., Ltd. (SEAL)
(上海坤骏材料科技有限公司) (盖章)

By:	/s/ LI Junyu
Name:	LI Junyu
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDER HOLDCOS:

Loong ZKH Limited

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Director

Phoenix ZKH Limited

By:	/s/ CHEN Long
Name:	CHEN Long
Title:	Director

FOUNDER:

/s/ CHEN Long
CHEN Long

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ESOP SPV:

ZKHer Wing Limited

By:	/s/ Authorized Signatories
Name:	T Proteus Limited
Title:	Authorized Signatories

SKY E&S Limited

By:	/s/ Authorized Signatories
Name:	T Proteus Limited
Title:	Authorized Signatories

Roger Yang Limited

By:	/s/ Authorized Signatories
Name:	T Proteus Limited
Title:	Authorized Signatories

Young Bie Limited

By:	/s/ Authorized Signatories
Name:	T Proteus Limited
Title:	Authorized Signatories

GSC ZKH Limited

By:	/s/ CHEN Guangshun
Name:	CHEN Guangshun
Title:	Authorized Signatory

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDERS:

June Rain Max Limited

By:	/s/ LI Junyu
Name:	LI Junyu
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

YIII Limited

By:	/s/ WU Xiaoyi
Name:	WU Xiaoyi
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Shandong Hongqiao Venture Capital Co., Ltd.(SEAL)
(山东红桥创业投资有限公司)(盖章)

By:	/s/ LI Gongchen
Name:	LI Gongchen
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

YSC Investment III (BVI) Limited

By:	/s/ Si Tu Jian Hui
Name:	Si Tu Jian Hui(司徒健辉)
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Shandong He An Holdings Limited

By:	/s/ LIU Wei
Name:	LIU Wei
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Shandong Kerong Angel Venture Capital Partnership (L.P.)(SEAL)
(山东科融天使创业投资合伙企业(有限合伙))(盖章)

By:	/s/ Authorized Signatory
Name:	LI Gongchen
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Mercury Qing Limited

By:	/s/ SHU Qing
Name:	SHU Qing
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Tembusu ZKH Holdings Limited

By:	/s/ David Su Tuong Sing
Name:	David Su Tuong Sing
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Shenzhen Huiyou Chuangjia Venture Investment Partnership (L.P.)(SEAL)
(深圳市惠友创嘉创业投资合伙企业(有限合伙))(盖章)

By:	/s/ YANG Longzhong
Name:	YANG Longzhong
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Cowin ZKH I Limited

By:	/s/ ZHANG Wenjun
Name:	ZHANG Wenjun
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)(SEAL)
(上海琇营企业管理咨询合伙企业(有限合伙))(盖章)

By:	/s/ ZHU Yingchun
Name:	ZHU Yingchun
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Gongqingcheng Yuanxi Investment Management Partnership (Limited Partnership)(SEAL)
(共青城元熙投资管理合伙企业(有限合伙))(盖章)

By:	/s/ PENG Xueqin
Name:	PENG Xueqin
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

YSC Investment II (BVI) Ltd.

By:	/s/ Si Tu Jian Hui(司徒健辉)
Name:	Si Tu Jian Hui(司徒健辉)
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Internet Fund IV Pte. Ltd.

By:	/s/ Venkatagiri Mudeliar
Name:	Venkatagiri Mudeliar
Title:	Authorized Signatory

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Suzhou Industrial Park Yuanhe Bingsheng Equity Investment Fund Partnership (L.P.)(SEAL)
(苏州工业园区元禾秉胜股权投资基金合伙企业(有限合伙))(盖章)

By:	/s/ LIU Chengwei
Name:	LIU Chengwei
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]

[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Shell Ventures Company Limited (SEAL)
(壳牌资本有限公司)(盖章)

By:	/s/ REN Qi
Name:	REN Qi
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

X Adventure Fund I L.P.

By:	/s/ XUBIN YAN
Name:	XUBIN YAN
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Ningbo Huichen Runze Investment Partnership (L.P.)(SEAL)
(宁波汇辰润泽投资合伙企业(有限合伙))(盖章)

By:	/s/ TANG Tao
Name:	TANG Tao
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Alliance Force Limited

By:	/s/ XUE Long
Name:	XUE Long
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Jiaxing Shangqi Qixi Equity Investment Partnership (L.P.)(SEAL)
(嘉兴尚颀颀曦股权投资合伙企业(有限合伙))(盖章)

By:	/s/ LIU Zhibin
Name:	LIU Zhibin
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Eastern Bell International XIII Limited

By:	/s/ ZHU Yingchun
Name:	ZHU Yingchun
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

MC1 (Hong Kong) Limited

By:	/s/ Chi Man Edmond Ng
Name:	Chi Man Edmond Ng
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Tencent Mobility Limited

By:	/s/ authorized signatory
Name:
Title:

[Signature Page to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Skycus China Fund,L.P.

By:	/s/ WU Xiaobo

Name:	WU Xiaobo
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Cowin ZKH II Limited

By:	/s/ ZHANG Wenjun
Name:	ZHANG Wenjun
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

C&D No.3 Holdings Limited

By:	/s/ CAI Xiaofan
Name:	CAI Xiaofan
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

YF Hephaestus (HK) Limited

By:	/s/ HUANG Xin
Name:	HUANG Xin
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

EverestLu Holding Limited

By:	/s/ HOU Xinmiao
Name:	HOU Xinmiao
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Stable Investment Corporation (SEAL)
(史泰宝投资有限责任公司)(盖章)

By:	/s/ Guo Xiangjun
Name:	GUO Xiangjun
Title:	Legal Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Global Logistic Properties Jianfa (Xiamen) Equity Investment Funds Partnership (L.P.)(SEAL)
(普洛斯建发(厦门)股权投资基金合伙企业(有限合伙))(盖章)

By:	/s/ XIAO Shijun
Name:	XIAO Shijun
Title:	Authorized Representative

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Cherry Tomatoes International Limited

By:	/s/David Su Tuong Sing
Name:	David Su Tuong Sing
Title:	Director

[Signature Page to Amended and Restated Shareholders Agreement]
[ZKH Group Limited]

SCHEDULE I
LIST OF ORDINARY SHAREHOLDERS AND INVESTORS

i

SCHEDULE I
LIST OF ORDINARY SHAREHOLDERS AND INVESTORS

PART A:       LIST OF ORDINARY SHAREHOLDERS

Ordinary Shareholder	Ordinary Shares
Mr.CHEN Long (PRC identity card number ***, or its holding company Phoenix ZKH Limited, a BVI business company incorporated under the laws of the British Virgin Islands (the “Phoenix ZKH”)	890,677,378
Mr. LI Junyu (PRC identity card number ***, or its holding company June Rain Max Limited, a BVI business company incorporated under the laws of the British Virgin Islands (the “June Rain”)	50,000,000
ESOP SPV 1	187,927,002
ESOP SPV 2	20,000,000
ESOP SPV 3	4,158,540
ESOP SPV 4	4,158,540
ESOP SPV 5	4,158,540

PART B:       LIST OF SERIES SEED INVESTOR

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
YIII Limited	57,541,800	Series Seed Preferred Share	RMB 0.1800

PART C:       LIST OF SERIES A INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Shandong Hongqiao Venture Capital Co., Ltd.	28,096,600	Series A Preferred Share	RMB 0.3078
YSC Investment III (BVI) Limited	30,383,400	Series A Preferred Share	RMB 0.3078

PART D:       LIST OF SERIES A+ INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Shandong Kerong Angel Venture Capital Partnership (L.P.)	28,600,000	Series A+ Preferred Share	RMB 0.3420
Shandong He An Holdings Limited	14,300,000	Series A+ Preferred Share	RMB 0.3420
YSC Investment III (BVI) Limited	41,580,000	Series A+ Preferred Share	RMB 0.3420

PART E:       LIST OF SERIES B INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Tembusu ZKH Holdings Limited	129,950,000	Series B Preferred Share	RMB 0.3848
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	467,830,000	Series B Preferred Share	RMB 0.3848
Shenzhen Huiyou Chuangjia Venture Investment Partnership (L.P.)	32,469,000	Series B Preferred Share	RMB 0.3848
Cowin ZKH I Limited	83,170,000	Series B Preferred Share	RMB 0.3848
Mercury Qing Limited	20,790,000	Series B Preferred Share	RMB 0.3848

2

PART F:       LIST OF SERIES B+ INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Gongqingcheng Yuanxi Investment Management Partnership (Limited Partnership)	164,391,000	Series B+ Preferred Share	RMB 0.6733
Tembusu ZKH Holdings Limited	17,820,000	Series B+ Preferred Share	RMB 0.6733
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	44,560,000	Series B+ Preferred Share	RMB 0.6733
YSC Investment III (BVI) Limited	50,959,000	Series B+ Preferred Share	RMB 0.6733

PART G:      LIST OF SERIES C-1 INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Tembusu ZKH Holdings Limited	74,995,500	Series C-1 Preferred Share	RMB 0.9334
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	137,991,600	Series C-1 Preferred Share	RMB 0.9334
Internet Fund IV Pte. Ltd.	249,348,600	Series C-1 Preferred Share	RMB 0.9334
YSC Investment II (BVI) Ltd.	142,484,900	Series C-1 Preferred Share	RMB 0.9334 (the US$ equivalence shall be US$0.1404 in any event)

3

PART H:      LIST OF SERIES C-2 INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Alliance Force Limited	178,106,200	Series C-2 Preferred Share	RMB 0.9334
Shell Ventures Company Limited	68,446,300	Series C-2 Preferred Share	RMB 0.9334
Ningbo Huichen Runze Investment Partnership (L.P.)	32,140,900	Series C-2 Preferred Share	RMB 0.9334
Suzhou Industrial Park Yuanhe Bingsheng Equity Investment Fund Partnership (L.P.)	83,479,200	Series C-2 Preferred Share	RMB 0.9334
X Adventure Fund I L.P.	10,686,400	Series C-2 Preferred Share	RMB 0.9334

PART I:         LIST OF SERIES D-1 INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Alliance Force Limited	36,361,400	Series D-1 Preferred Share	USD 0.1899
Jiaxing Shangqi Qixi Equity Investment Partnership (L.P.)	52,651,000	Series D-1 Preferred Share	USD 0.1899
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	56,547,200	Series D-1 Preferred Share	USD 0.1899
Eastern Bell International XIII Limited	49,906,500	Series D-1 Preferred Share	USD 0.1899
MC1 (Hong Kong) Limited	26,325,500	Series D-1 Preferred Share	USD 0.1899
Tencent Mobility Limited	394,882,600	Series D-1 Preferred Share	USD 0.1899
X Adventure Fund I L.P.	15,795,300	Series D-1 Preferred Share	USD 0.1899
YSC Investment II (BVI) Ltd.	73,054,100	Series D-1 Preferred Share	USD 0.1899

4

PART J:        LIST OF SERIES D-2 INVESTOR

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Skycus China Fund,L.P.	105,302,000	Series D-2 Preferred Share	USD 0.1899

PART K:      LIST OF SERIES E INVESTORS

Investors	Purchased Shares	Class of Preferred Shares	Deemed Issue Price
Alliance Force Limited	14,597,000	Series E Preferred Share	USD 0.3425
Cowin ZKH II Limited	14,597,000	Series E Preferred Share	USD 0.3425
C&D No.3 Holdings Limited	14,597,000	Series E Preferred Share	USD 0.3425
Global Logistic Properties Jianfa (Xiamen) Equity Investment Funds Partnership (L.P.)	72,985,200	Series E Preferred Share	USD 0.3425
Stable Investment Corporation	116,776,300	Series E Preferred Share	USD 0.3425
CSRF	129,803,400	Series E Preferred Share	RMB 2.3119
Eastern Bell International XIII Limited	29,194,100	Series E Preferred Share	USD 0.3425
Internet Fund IV Pte. Ltd.	29,194,100	Series E Preferred Share	USD 0.3425
Skycus China Fund, L.P.	14,597,000	Series E Preferred Share	USD 0.3425
Cherry Tomatoes International Limited	13,137,300	Series E Preferred Share	USD 0.3425
Tencent Mobility Limited	74,940,700	Series E Preferred Share	USD 0.3425
X Adventure Fund I L.P.	16,056,700	Series E Preferred Share	USD 0.3425
YF Hephaestus (HK) Limited	204,358,500	Series E Preferred Share	USD 0.3425
YSC Investment III (BVI) Limited	58,388,200	Series E Preferred Share	USD 0.3425

5

PART L:       LIST OF CB INVESTORS

CB Investors	Principal Amount of the Convertible Loan
Canada Pension Plan Investment Board	US$150,000,000
Fidelity Investment Trust: Fidelity Emerging Markets Fund	US$21,461,870
Fidelity Investment Trust: Fidelity China Region Fund	US$1,771,978
Fidelity Advisor Series VIII: Fidelity Advisor Emerging Asia Fund	US$2,658,520
Fidelity Far East Fund	US$1,413,551
Fidelity Investment Trust: Fidelity Emerging Asia Fund	US$4,868,356
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	US$12,068,042
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	US$26,509
Fidelity Blue Chip Growth Commingled Pool	US$520,008
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	US$1,427,037
Fidelity Blue Chip Growth Institutional Trust	US$33,707
FIAM Target Date Blue Chip Growth Commingled Pool	US$924,697
Tencent Mobility Limited	US$19,660,000
Internet Fund IV Pte. Ltd.	US$5,000,000

6

SCHEDULE II

DEFINITION

“A-1 Listing Application”	Shall mean the submission of the Form A-1 Listing Application Form by the Company to apply for listing of its equity securities on the Main Board of Hong Kong Stock Exchange.
“Actual Controller” or “Founder”	Mr. CHEN Long
“as-converted”

shall mean that the calculation should be made assuming that all the issued and outstanding Preferred Shares have been converted into Ordinary Shares based on their respective then applicable conversion prices pursuant to the Restated M&A but not assuming exercise or conversion of any other outstanding option, warrants, or other convertible securities.

“Additional Number”	shall have the meaning ascribed to it in Section 4.2(ii).
“Affiliate”

shall include affiliated entities and affiliated persons.  Any entity shall be deemed to be an affiliated entity of a certain entity in any of the following circumstances: (i) any entity directly or indirectly Controls, is Controlled by, or is under common Control with such entity; or (ii) fifty percent (50%) or more of the registered capital, voting, equity or decision-making power of any entity is owned, directly or indirectly, by such entity (and vice versa); or (iii) such entity, by contract, directorship or otherwise, directs, influences or sets the direction of the decision-making, development, management and policies of the entity (and vice versa); or (iv) any entity with respect to which the affiliated person of such entity serve as a director, partner, shareholder, senior management; “affiliated person” means the close relative of a natural person, including parents, spouse, siblings and their spouses, and adult children and their spouses.

With respect to YF Capital, its Affiliates mean: (i) any of YF RMB Funds or YF USD Funds; (ii) any other fund or special purpose investment vehicle managed or sponsored by any YF Advisor; or (iii) any portfolio company Controlled by any of the foregoing. For the purpose of this definition, “YF RMB Fund” shall mean any of the following: (i)上海云锋创业投资中心（有限合伙）; (ii)上海云锋新创股权投资中心（有限合伙）; (iii)上海云锋新呈投资中心（有限合伙）; (iv)上海云锋麒泰投资中心（有限合伙）; and (v) 海南云锋基金中心（有限合伙）. “YF USD Fund” shall mean any of the following: (i) Yunfeng Fund, L.P., (ii) Yunfeng Fund II, L.P.; (iii) Yunfeng Fund III, L.P.; and (iv) Yunfeng Fund IV, L.P. “YF Advisor” means “Yunfeng Offshore Advisor” or “Yunfeng Onshore Advisor”. “YF Offshore Advisor” means Yunfeng Capital Limited. “YF Onshore Advisor” means 上海云锋投资管理有限公司 or 上海云锋新创投资管理有限公司, as the case may be. For the avoidance of doubt, YF Capital shall not be deemed an Affiliate of Alibaba Group Holding Limited or 蚂蚁科技集团股份有限公司.

With respect to CSRF, its “Affiliates” mean China Chengtong Holding Group Co., Ltd. ( 中国诚通控股集团有限公司), Chengtong Fund Management Co., Ltd.( 诚通基金管理有限公司), EverestLu Holding Limited, or subsidiaries wholly owned or controlled by any of them, and funds or special purpose investment entities managed or initiated by any of the foregoing entities individually or jointly; or portfolio companies which are controlled by any of the foregoing entities alone or under common control.

“Agreement”	shall have the meaning ascribed to it in the preamble.
“Applicable Securities Laws”

shall mean, (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Auditor”	shall mean, any independent certified public accounting firm as approved by all Parties.
“Big Four”	shall mean, any of the following accounting firms: (a) Deloitte & Touche LLP, (b) Ernst & Young LLP, (c) KPMG LLP and (d) PricewaterhouseCoopers LLP, or any of their branch offices.
“Board” or “Board of Directors”	shall mean, the board of directors of the Company.
“Business Day” or “ Business Days”	shall mean, any day that is not a Saturday, Sunday, statutory holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong and Cayman Islands.

2

“CB Investor”	shall mean each of the Persons listed in Part L of Schedule I hereto, collectively, the “CB Investors” and each a “CB Investor”.
“CIC”	shall mean Stable Investment Corporation (史泰宝投资有限责任公司).
“Commission”

shall mean, (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company”	shall have the meaning ascribed to it in the preamble.
“Company’s Competitors”	shall mean any or all of the entities as set forth in Schedule III.
“Confidential Information”

shall mean the following: (i) information in connection with the trade secrets of any Party or any other information of a confidential nature, (ii) information in connection with the business, properties, financial conditions or other affairs of any Party, (iii) the terms and conditions of the Transaction Documents, all exhibits and schedules attached thereto, (iv) the existence of any of the foregoing, and (v) information relating to the negotiations therefor.

“Control” of a given Person

shall mean, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Convertible Loan”	shall have the meaning ascribed to it in the preamble.
“Co-Sale Notice”	shall have the meaning ascribed to it in Section 4.5.
“CSRF”	shall mean EverestLu Holding Limited.
“Deed of Adherence”	shall have the meaning ascribed to it in Section 10.17(ii).
“Deemed Liquidation Event”	shall have the meaning ascribed to it in Section 4.6(ii)(a).
“Deemed Issue Date”

shall mean, collectively, the Deemed Series Seed Issue Date, the Deemed Series A Issue Date, the Deemed Series A+ Issue Date, the Deemed Series B Issue Date, the Deemed Series B+ Issue Date, the Deemed Series C Issue Date, the Deemed Series D Issue Date, the Deemed Series E Issue Date, and the Deemed Series F Issue Date.

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“Deemed Issue Price”

shall mean, collectively, the Deemed Series Seed Issue Price, the Deemed Series A Issue Price, the Deemed Series A+ Issue Price, the Deemed Series B Issue Price, the Deemed Series B+ Issue Price, the Deemed Series C Issue Price, the Deemed Series D Issue Price, the Deemed Series E Issue Price, and the Deemed Series F Issue Price.

“Deemed Series Seed Issue Date”

shall mean with respect to each of the Series Seed Investors, the date on which such Series Seed Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated December 22, 2015.

“Deemed Series A Issue Date”

shall mean with respect to each of the Series A Investors, the date on which such Series A Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated April 8, 2016.

“Deemed Series A+ Issue Date”

shall mean with respect to each of the Series A+ Investors, the date on which such Series A+ Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated May 18, 2017.

“Deemed Series B Issue Date”

shall mean with respect to each of the Series B Investors, the date on which such Series B Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated August 14, 2017.

“Deemed Series B+ Issue Date”

shall mean with respect to each of the Series B+ Investors, the date on which such Series B+ Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated December 27,2017.

“Deemed Series C Issue Date”

shall mean with respect to each of the Series C-1 Investors, the date on which such Series C-1 Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated July 3, 2018; with respect to each of the Series C-2 Investors, the date on which such Series C-2 Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated August 6, 2018.

“Deemed Series D Issue Date”

shall mean with respect to each of the Series D Investors, the date on which such Series D Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated June 5, 2019.

“Deemed Series E Issue Date”

shall mean with respect to each of the Series E Investors, the date on which such Series E Investor or its Affiliate fully paid to the Domestic Company the consideration for capital increase under the Capital Increase Agreement dated October 27, 2020.

4

“Deemed Series F Issue Date”	shall mean with respect to each of the Series F Investors, the Closing Date (as defined in the CB Agreements) by and among the Company, the Actual Controller and such Series F Investors.
“Deemed Series Seed Issue Price”

shall mean RMB0.1800 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series Seed Preferred Shares).

“Deemed Series A Issue Price”

shall mean RMB0.3078 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares).

“Deemed Series A+ Issue Price”

shall mean RMB0.3420 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A+ Preferred Shares).

“Deemed Series B Issue Price”

shall mean RMB0.3848 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B Preferred Shares).

“Deemed Series B+ Issue Price”

shall mean RMB0.6733 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B+ Preferred Shares).

“Deemed Series C Issue Price”

shall mean RMB0.9334 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series C Preferred Shares).

“Deemed Series D Issue Price”

shall mean US$0.1899 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series D Preferred Shares).

“Deemed Series E Issue Price”

shall mean (i) for any Series E Preferred Share held by CSRF, RMB2.3119 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series E Preferred Shares), and (ii) for any Series E Preferred Share held by any other holder, US$0.3425 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series E Preferred Shares).

“Deemed Series F Issue Price”

shall mean US$0.5659 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series F Preferred Shares).

5

“Director”	shall mean, a director serving on the Board.
“Dispute”	shall have the meaning ascribed to it in Section 10.6.
“Domestic Company”	shall have the meaning ascribed to it in the preamble.
“Equity Securities”

shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Eastern Bell”	shall mean collectively Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership) (上海琇营企业管理咨询合伙企业（有限合伙）) and Eastern Bell International XIII Limited.
“ESOP”	shall mean, the Company’s employee share option plans as duly adopted by the Company upon approval by the Board in accordance with this Agreement and the Restated M&A.
“ESOP Reserved Shares”	shall have the meaning ascribed to it in the CB Agreement.
“ESOP SPV 1”	shall mean ZKHer Wing Limited, an exempted limited liability company incorporated under the British Virgin Islands.
“ESOP SPV 2”	shall mean SKY E&S Limited, an exempted limited liability company incorporated under the British Virgin Islands.
“ESOP SPV 3”	shall mean Roger Yang Limited, an exempted limited liability company incorporated under the British Virgin Islands.
“ESOP SPV 4”	shall mean Young Bie Limited, an exempted limited liability company incorporated under the British Virgin Islands.
“ESOP SPV 5”	shall mean GSC ZKH Limited, an exempted limited liability company incorporated under the British Virgin Islands.
“ESOP SPVs”	shall mean collectively, ESOP SPV 1, ESOP SPV 2, ESOP SPV 3, ESOP SPV 4 and ESOP SPV 5.
“Exchange Act”	shall mean, the United States Securities Exchange Act of 1934, as amended.
“Exempt Registrations”	shall have the meaning ascribed to it in Section 3.4 of the Schedule VI.
“Exercising Shareholder”	shall have the meaning ascribed to it in Section 4.4(v).

6

“First Participation Notice”	shall have the meaning ascribed to it in Section 4.2(i).
“Form F-3”	shall mean, Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.
“Form S-3”	shall mean, Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.
“Founder”	shall have the meaning ascribed to it in the preamble.
“Founder Holdco” or “Founder Holdcos”	shall have the meaning ascribed to it in the preamble.
“fully-diluted”	shall mean with respect to the capitalization of the Company, all warrants, options and convertible securities of the Company are taken into account and assumed to be exercised.
“Genesis Capital”	shall mean collectively YSC Investment II (BVI) Ltd., YSC Investment III (BVI) Limited, and Gongqingcheng Yuanxi Investment Management Partnership (Limited Partnership) (共青城元熙投资管理合伙企业（有限合伙）).
“GLP”	shall mean Global Logistic Properties Jianfa (Xiamen) Equity Investment Funds Partnership (L.P.)(普洛斯建发(厦门)股权投资基金合伙企业(有限合伙)).
“Governmental Authority” or “ Governmental Authorities”

shall mean, any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company”

shall mean each of the Existing Group Companies, together with each Subsidiary of any of the Existing Group Companies, and “Group Companies” refer to all of Group Companies collectively. For purpose of this Agreement, “Existing Group Company” shall mean each of the Company, the BVI Company, the HK Company, the WFOE, the Domestic Company, Shanghai GBB Industrial Tech Co., Ltd.(上海工邦邦工业技术有限公司), Shenzhen Kuntong Smart Warehousing Technology Co., Ltd. (深圳市坤同智能仓储科技有限公司), Shanghai Kunhe Supply Chain Management Co., Ltd. (上海坤合供应链管理有限公司), Andanda Industrial Technology (Shanghai) Co., Ltd. (安丹达工业技术（上海）有限公司), Shanghai Airley Industrial Co., Ltd. (上海航利实业有限公司) and Shanghai Kunjun Materials and Technology Co., Ltd. (上海坤骏材料科技有限公司), and “Existing Group Companies” refer to all of Existing Group Companies collectively.

7

“Group Restructuring”	Shall have the meaning ascribed to it in the CB Agreement.
“HK Company”	Shall have the meaning ascribed to it in the preamble.
“HKIAC”	shall have the meaning ascribed to it in Section 10.6(i).
“Holders”	shall mean, the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.
“Hong Kong”	shall mean, the Hong Kong Special Administrative Region of the People’s Republic of China.
“IFRS”

shall mean, International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time.

“Initiating Holders”	shall mean, with respect to a request duly made under Section 2.1 or Section 2.2 of Schedule VI hereto to Register any Registrable Securities, the Holders initiating such request.
“Investors”

shall means collectively the Series Seed Investor, the Series A Investors, the Series A+ Investors, the Series B Investors, the Series B+ Investors, the Series C-1 Investors, the Series C-2 Investors, the Series D-1 Investors, the Series D-2 Investor, the Series E Investors and the Series F Investors, and “Investor” means each or any of the foregoing.

“Investor Directors” or “Investor Director”	shall have the meaning ascribed to it in Section 6.1.
“IPO”

shall mean, the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Key Employee”	shall mean any of the employees of the Group Companies listed in Schedule V.
“Law” or “Laws”

shall mean, any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

8

“New Securities”	shall have the meaning ascribed to it in Section 4.1.5(iv)(1)(c).
“Observer” or “ Observers”	shall have the meaning ascribed to it in Section 6.1(ii).
“Offered Shares”	shall have the meaning ascribed to it in Section 4.4.
“Option Period”	shall have the meaning ascribed to it in Section 4.4(i).
“Ordinary Shareholder”	shall have the meaning ascribed to it in the preamble.
“Ordinary Shares”	shall mean the ordinary shares of the Company, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Ordinary Share Equivalents”

shall mean, any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Oversubscription Participants”	shall have the meaning ascribed to it in Section 4.2(ii).
“Party” or “Parties”	shall have the meaning ascribed to it in the preamble.
“Person”	shall mean, any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
“Pre-A1 Submission”	shall mean any informal and confidential guidance from the Hong Kong Stock Exchange regarding specific issues prior to the formal submission of a A-1 Listing Application.
“PRC”	shall mean, the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.
“Preemptive Right”	shall have the meaning ascribed to it in Section 4.2.
“Preferred Shareholder”	shall mean, a holder of any Preferred Shares.
“Preferred Shares”

shall mean, collectively, the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A+ Preferred Shares, the Series B Preferred Shares, the Series B+ Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series E Preferred Shares, and the Series F Preferred Shares.

“Principal Business”	shall mean the offline sale and e-commerce business of the industrial product.

9

“Pro Rata Share”

for purposes of the Preemptive Rights, shall mean the ratio of (a) the number of Ordinary Shares on an as-converted basis held by such Investor, to (b) the total number of Ordinary Shares on an as-converted basis held by all Investors immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

“Qualified IPO”

shall mean a firm commitment underwritten registered initial public offering by the Company of its Ordinary Shares (or securities of the Company representing the Ordinary Shares) in the United States, Hong Kong or mainland China (excluding the National Equities Exchange and Quotations), or other jurisdiction which is recognized by the Series C Investors, the Series D Investors, the Series E Investors and the Series F Investors pursuant to a registration statement (or any analogous document, if applicable) that is filed with and declared effective in accordance with the securities laws of relevant jurisdiction, at a public offering price (prior to customary underwriters’ commissions and expenses) that values the Company at least 1.2 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price (applicable if the Qualified IPO is consummated prior to December 31, 2022) or at least 1.4 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price (applicable if the Qualified IPO is consummated from January 1, 2023 to December 31, 2023) or at least 2.0 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price (applicable if the Qualified IPO is consummated from January 1, 2024 to December 31, 2024) on a fully diluted basis immediately prior to the completion of such offering.

“Qualified Buyout Event”

shall mean any acquisition of the Company by, or the consolidation or merger of the Company with or into, another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 100 percent (100%) of the outstanding shares of the Company; provided that such acquisition, consolidation or merger with the equity valuation of the Company of at least 1.2 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price (applicable if such acquisition, consolidation or merger is consummated prior to December 31, 2022) or at least 1.4 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price (applicable if such acquisition, consolidation or merger is consummated from January 1, 2023 to December 31, 2023) or at least 2.0 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price (applicable if such acquisition, consolidation or merger is consummated from January 1, 2024 to December 31, 2024) on a fully diluted basis immediately prior to the completion of such acquisition, consolidation or merger.

“Redemption Price”

shall mean, individually or collectively, Series Seed Redemption Price, Series A Redemption Price, Series BC Redemption Price, Series D Redemption Price, Series E Redemption Price and the Series F Redemption Price.

10

“Redemption Event”	shall mean any of the Series Seed Redemption Events, Series A Redemption Events, Series BC Redemption Events, Series D Redemption Events, Series E Redemption Events and the Series F Redemption Price.
“Registrable Securities”

shall mean, the Shares held by the Investors, excluding Shares sold by the Investors in a transaction other than an assignment pursuant to Section 10.8. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration”

shall mean, a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement”

shall mean, a registration statement prepared on Form F1, F-3, S-1, or S-3 under the Securities Act, or a prospectus or other similar document registered in a jurisdiction other than the United States.

“Related-party Transaction”	shall mean any transaction between any Party and any of its Affiliates.
“Restated M&A”

shall mean, the Second Amended and Restated Memorandum of Association of the Company and the Second Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Restricted Parties”	shall mean any or all of the entities as set forth in Schedule IV.
“Second Participation Period”	shall have the meaning ascribed to it in Section 4.2(ii).
“Securities Act”	shall mean, the United States Securities Act of 1933, as amended.
“Selling Shareholder”	shall have the meaning ascribed to it in Section 4.3(iv)(c).
“Series Seed Preferred Shares”	shall mean, the Series Seed Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series A Preferred Shares”	shall mean, the Series A Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series A+ Preferred Shares”	shall mean, the Series A+ Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.

11

“Series B Preferred Shares”	shall mean, the Series B Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series B+ Preferred Shares”	shall mean, the Series B+ Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series C-1 Preferred Shares”	shall mean, the Series C-1 Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series C-2 Preferred Shares”	shall mean, the Series C-2 Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series C Preferred Shares”	shall mean, collectively, Series C-1 Preferred Shares and Series C-2 Preferred Shares.
“Series D-1 Preferred Shares”	shall mean, the Series D-1 Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series D-2 Preferred Shares”	shall mean, the Series D-2 Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series D Preferred Shares”	shall mean, collectively, Series D-1 Preferred Shares, and Series D-2 Preferred Shares.
“Series E Preferred Shares”	shall mean, the Series E Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series F Preferred Shares”	shall mean, the Series F Preferred Shares, par value US$0.0000001 per share, with the rights and privileges as set forth in this Agreement and the Restated M&A.
“Series F Investor”	shall mean the holder of the Series F Preferred Shares of the Company.
“Series F Lead Investor” or “CPPIB”	shall mean Canada Pension Plan Investment Board or any of its designed Affiliate(s).
“Shareholder”	shall mean, a holder of any Shares.

12

“Shareholders Level Approval”

shall mean the affirmative votes by at least 2/3 of the following entities: (i) Tiger Fund, (ii) Eastern Bell, (iii) Genesis Capital, (iv) Tencent, (v) YF Capital and (vi) the holders of a majority of Series F Preferred Shares from time to time.  If any of the person set out in (i) to (vi) above ceases to hold any shares issued by the Company, it shall be removed from this list.

“Shares”	shall mean, the Ordinary Shares and the Preferred Shares.
“Shell”	shall mean Shell Ventures Company Limited (壳牌资本有限公司).
“Skycus”	shall mean Skycus China Fund, L.P.
“Subsidiary” or “ Subsidiaries”	shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.
“Subsidiary Board”	shall have the meaning ascribed to it in Section 6.1(iii).
“Target IPO Period”	shall have the meaning ascribed to it in Section 3.1(i).
“Tax Indemnification Amount”	shall have the meaning ascribed to it in Section 10.22.
“Tembusu”	shall mean Tembusu ZKH Holdings Limited
“Tencent”	shall mean Tencent Mobility Limited.
“Tiger Fund”	shall mean Internet Fund IV Pte. Ltd. and its successor and/or designees.
“Trade Sale”

shall mean, any of the following events: (i) any consolidation, reorganization, amalgamation or merger of any Group Company, with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of the Equity Securities of any Group Company, in which the shareholders of such Group Company immediately before such transaction own less than fifty percent (50%) of the equity ownership or voting power of the surviving company immediately after such transaction; (ii) change of Control of any Group Company; (iii) a sale, lease, transfer or other disposition of by any Group Company of all or substantially all of the assets and/or business of such Group Company to any Person; and (iv) a sale, transfer, exclusive license or other disposition of by any Group Company of all or substantially all of the intellectual properties of such Group Company to any Person.

“Transaction Documents”	shall have the meaning ascribed to it in the CB Agreement.
“Transfer Notice”	shall have the meaning ascribed to it in Section 4.4.
“Transferor”	shall have the meaning ascribed to it in Section 4.4.
“US” or “United States”	shall mean, the United States of America.

13

“U.S. GAAP”	shall mean the generally accepted accounting principles of the United States of America.
“Violation”	shall have the meaning ascribed to it in Section 5.1(i) of the Schedule VI.
“Warrantors”	shall mean, collectively, the Group Companies, the Founder and the Founder Holdcos.
“WFOE”	shall have the meaning ascribed to it in the preamble.
“YF Capital”	shall mean YF Hephaestus (HK) Limited.

14

SCHEDULE III

List of Company’s Competitors

***

SCHEDULE IV

List of RESTRICTED Competitors

***

SCHEDULE V

List of KEY EMPLOYEES

***

v

SCHEDULE VI

REGISTRATION RIGHTS

1.	Definition. All the capitalized terms used but not defined in this Schedule shall have the meanings as set forth in the Agreement.

2.	Demand Registration.

2.1	Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date whichever is earlier: i) six (6) months after the closing of the IPO; or ii) December 31, 2024, Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2	Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than three (3) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3	Right of Deferral.

2.3.1	The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i)	if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(ii)	during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(iii)	in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(iv)	with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F 3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000.00.

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2.3.2	If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4	Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as applicable. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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3.	Piggyback Registrations.

3.1	Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3	Underwriting Requirements.

(i)	In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy percent (70%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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(ii)	If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4	Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1	Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)	Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority of the voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)	Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)	Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

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(iv)	Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)	Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)	Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)	Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

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(ix)	Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Act;

(x)	Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)	Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with IPO, the primary exchange on which the Company’s securities will be traded.

4.2	Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3	Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

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5.	Registration-Related Indemnification.

5.1	Company Indemnity.

(i)	To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)	The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

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5.2	Holder Indemnity.

(i)	To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)	The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3	Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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5.4	Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5	Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6	Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

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6.	Additional Registration-Related Undertakings.

6.1	Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)	at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

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6.3	“Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. Each of the Holders agrees to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4	Termination of Registration Rights. The registration rights set forth in Section 10.1 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5	Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

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SCHEDULE VII

NOTICES

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EXHIBIT A

FORM OF DEED OF ADHERENCE

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EXHIBIT B

FORM OF PFIC ANNUAL INFORMATION STATEMENT

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